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                                                                   EXHIBIT 10.15

                                    SeaMED
                                    ------
                               A PLEXUS.Company
                        Professional Services Agreement
       (For Use with Manufacturing Services for Medical Customers Only)

This Agreement is hereby entered into on this 17th day of February, 2000 by and between Rita Medical Systems, Inc., of 967 N. Shoreline Boulevard, Mountain View, CA 94043, (hereinafter "Customer") and Plexus Corp. of 55 Jewelers Park Drive, Neenah, WI 54956, (along with its wholly-owned subsidiaries Plexus Technology Group, Plexus Electronic Assembly and SeaMED, a Plexus Company, hereafter collectively referred to as "Plexus".)

A.   MANUFACTURING PHASE
------------------------

The terms and conditions set forth in this Section A, Manufacturing Phase, Section B, Medical Device Provisions, as well as the terms and conditions set forth in Section C, Standard Terms and Conditions, shall be applicable to this portion of the Agreement. The parties may conduct a mutual review of component pricing, material mark-up, and labor on a semi-annual basis. Unit prices shall not be increased or decreased more often than semi-annually unless the quantity on order changes, or in the event of an engineering change that impacts either material or labor costs. Unit prices shall be determined for the quantity of Product on an individual Customer Purchase Order. (For example, if Customer orders 200 units, the 200 piece price shall apply. If the Customer's next Purchase Order is for 50 units, the 50 piece price shall apply.) Attachment C provides an example of unit cost calculations for various production rates. As part of the semi-annual reviews, Plexus shall review unit costs at various production rates and shall provide Customer with updated unit costs at these production rates. Customer's Purchase Orders for quantities outside the scope of Attachment C shall be mutually negotiated. The estimated quantity of Products is a factor used to determine unit pricing. In the event of a significant quantity change, either increasing or decreasing the estimated quantity of assemblies, the parties agree to evaluate and negotiate the impact and timing of unit price adjustments.

1.   DEFINITIONS
----------------

For the purpose of this Manufacturing Phase:

"Assemblies" shall mean finished Product.

"Long Lead Time Component(s)" shall mean all of those individual parts and materials whose current lead times extend beyond forty (40) business days. The Long Lead Time Components may, from time to time, be reviewed by Plexus and Customer, at the request of either party due to possible changes in market conditions of supply and demand affecting the procurement by Plexus of the Components and/or Long Lead Time Components for the assemblies hereunder. Any changes resulting from such review shall be with the mutual written agreement of Plexus and Customer.

"NCNR Component(s)" shall mean those parts that are not cancelable once placed on order with Plexus suppliers, and are not returnable once delivered to Plexus. The NCNR Component(s) may, from time to time, be reviewed by Plexus and Customer, at the request of either party due to possible changes in market conditions of supply and demand affecting the procurement by Plexus of the Components and/or NCNR Component(s) for the assemblies hereunder. Any

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.
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changes resulting from such review shall be with the mutual written agreement of
Plexus and Customer.

"Special Component(s)" shall mean those parts that have special procurement conditions such as limited change parameters or other special liability conditions that are required by Plexus' suppliers. The Special Component(s) may, from time to time, be reviewed by Plexus and Customer, at the request of either party due to possible changes in market conditions of supply and demand affecting the procurement by Plexus of the Components and/or Special Component(s) for the assemblies hereunder. Any changes resulting from such review shall be with the mutual written agreement of Plexus and Customer.

"Monthly Rolling Quantity Forecast of Delivery Requirements" shall mean the written documents provided to Plexus by Customer each month indicating the delivery requirements projected for the next twelve (12) months.

2.   AUTHORIZATION OF WORK/PROCUREMENT OF MATERIALS
---------------------------------------------------

The following terms will apply assuming Customer's credit has been established to Plexus' satisfaction:

a) The purpose of this section is to define the methods under which Plexus will procure materials to support manufacturing of product for the Customer. The intent is to provide the Customer with flexibility to alter and/or cancel schedules within a reasonable period of time while at the same time minimizing Plexus liability that is a result of those alterations and cancellations. In order to offer the best possible price, Plexus does not attempt to build unanticipated carrying charges into its price. When changes in Customer requirements occur that cause Plexus to incur unanticipated expenses that are the result of Customer actions, the Customer is expected to reimburse Plexus for the costs incurred.

For each assembly to be manufactured, Plexus establishes a manufacturing lead time, which is the number of business days it will take, on average, to receive and kit all components, assemble, test and ship the lot. Manufacturing lead time shall be established during the pre-production phase of the program. Plexus schedules all components for a particular lot of assemblies to arrive one manufacturing lead-time prior to the Customer due date. Plexus then uses this information, together with the Forecast and Purchase Order information as defined below, to place commitments to its suppliers for materials.

b) Customer shall place purchase orders for the first six (6) months of production and maintain six (6) months of firm purchase orders on a month to month rolling basis. Customer will provide Plexus on a monthly basis with a minimum of twelve (12) month schedule of demand for product. The schedule will show firm orders for months 1-6 and forecasted demand for months 7/12. Customer authorizes Plexus to procure, as material lead times dictate, the material to support 100% of Buyers forecasted requirements for months 7 through 9. On a quarterly basis Plexus will place orders for material for months 7 through 9 of the current forecast in order to lot size Printed Circuit Board Assemblies and to determine economic order quantity buys or components or unique parts. Months 10, 11 and 12 are provided for Plexus

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visibility and may be utilized by Plexus to request additional material authorizations from Customer. Prior to entering full production Customer and Plexus will review the final bill of material, discuss material lead times and production ordering parameters. Customer and Plexus agree to develop a material ordering plan which will ensure timely delivery of material to meet production objectives, while limiting the exposure to materials in the event of a program shut down.

c)   Schedule Changes:

The Customer may request a change to the delivery schedule at any time. Schedule changes can have an extraordinary effect on the amount of inventory at Plexus, the impact for which is not considered in the original cost of the assembly. Frequent schedule changes may result in additional administrative charges including but not limited to administrative charges required for Plexus to reschedule component deliveries.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.
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Customer and Plexus recognize that each program is unique and will require program specific ordering parameters. These parameters are mutually agreed to after the bill of material is finalized and production quantities are provided to Plexus in the form of a purchase order or delivery forecast. The parameters set forth below offer a typical scenario where the Customer may, without cost or liability, but with the assent of Plexus, reschedule deliveries of Products already on order. Customer may request to move in delivery dates of quantities on order. Plexus will complete an analysis of material availability and will provide Customer with estimated ship dates based on material availability. Likewise, Customer may request to move out delivery dates of quantities on order. Plexus will complete an analysis of the impact of this change to material on hand and on order. If Customer chooses to move out deliveries and material is already at or shipping to Plexus's facility, Customer may be charged an inventory deposit for this material as set forth below.

                    Production Schedule Ordering Parameters
                    ---------------------------------------

--------------------------------------------------------------------------------
0 to 3 Months       Firm PO's, Schedule unchangeable
--------------------------------------------------------------------------------
4 to 6 Months       Firm P0's. May move up to 20% of scheduled deliveries on
                    PO's out 30 days without incurring an inventory deposit, or in 30 days depending on material availability.
--------------------------------------------------------------------------------
7 to 9 Months       May move up to 30% of scheduled deliveries on PO's out 60
                    days without incurring an inventory deposit, or in 60 days depending on material availability. Deliveries extended >60 days will require an inventory deposit.
--------------------------------------------------------------------------------

Customer may request to increase the total quantity of Products on order. For quantity increases, Plexus will make its best effort to obtain the components necessary to meet Customer requirements. Plexus will complete an analysis of material availability and will provide Customer with estimated ship dates based on material availability. However, Plexus may be unsuccessful in obtaining all of the components required to meet the Customer's increased requirements. In that situation, Plexus will complete an analysis of material availability and will provide Customer with estimated ship dates based on material availability. Customer may request to decrease the total quantity of Products on order. If Customer decreases the total quantity of Products on order, all non-cancelable, non-returnable material procured in accordance with Customer's original Purchase Order schedule will be the responsibility of Customer.

d)   Engineering Change

The term "Engineering Change(s)" (hereinafter called "EC" or "EC's") shall mean those mechanical, software, or electrical design and/or specification and requirement changes which, if made to the assemblies to be delivered hereunder, would affect the schedule performance, reliability, availability, serviceability, appearance, dimensions, tolerance, safety or purchase price of such assemblies or which would require additional approval test.

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Plexus may determine that Engineering Changes will affect its ability to maintain the delivery schedule, due to the lead time of newly specified parts and/or the impact of substantial rework or modification. Under these circumstances, Plexus reserves the right to define a new schedule for delivery and treat this as a Schedule Change, with the Customer liability as defined under the Schedule Change condition.

Plexus shall process engineering changes per the agreed upon Document Change Control Agreement, attached hereto and made a part hereof as Attachment A. Upon receipt, Plexus shall review Customer's proposed EC and Plexus shall give to Customer a written evaluation of the EC, stating Plexus' cost to implement the EC (including the cost to modify any tooling), the excess quantity of Components and/or Long Lead Time Components, NCNR Components and/or Special Components Plexus has inventoried and/or has on order with its Components and/or Long Lead Time Components, NCNR Components and/or Special Components suppliers that are unusable for any other assembly requirement and excess due to the EC, and associated costs and expenses such Components and/or Long Lead Time Components, NCNR Components and/or Special Components that Customer shall be liable for and the cost savings, if any, resulting from the EC, and the expected effect on the schedule, availability and/or purchase price of such assemblies, or which may require additional approval tests by Customer.

e)   Customer Supplied Parts

In the event the Customer supplies material to Plexus for use in the manufacturing of the product, Customer agrees to supply the material on time and in accordance with purchase orders placed by Plexus. Customer supplied material will be subject to normal incoming inspection, and the value of the incoming material will be included in the unit price. For purposes of payment relating to this section only, Plexus and Customer agree to develop a method for providing Customer with payment for such accepted customer supplied material such that Customer will not be charged twice for any individual customer supplied material. If material supplied by Customer is rejected or not delivered on time, therefore preventing Plexus from completing and shipping product, Plexus may invoice Customer for the full unit price as listed on Customer's purchase order.

f)   Minimum Component Purchases

Plexus may have to place orders for quantities of components in excess of that required to support Customer requirements. This may be as a result of minimum order size requirements or standard package sizes from the supplier. Plexus and Customer will work together using best efforts to identify components that require or may be likely to require a minimum buy prior to the initial build. However, the Customer's responsibility for minimum component purchases is not solely confined to this list since additional components may require minimum buy purchases at any time. Plexus shall provide Customer with periodic updates as well as inventory reports showing excess and obsolete components. The Customer will agree to have the cost of the excess components amortized over a maximum of six (6) month's requirements, or will place a purchase order separately for the excess components.

g)   Cancellation

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Customer may cancel requirements defined in orders and/or forecasts at any time before the scheduled delivery date. Any assembly requirements canceled within the manufacturing lead-time of the scheduled delivery date will be invoiced at the full agreed to price for the completed assembly.

For assembly requirements canceled outside the manufacturing lead time of the scheduled delivery date, Customer's liability to Plexus will be the value of the components in Plexus' inventory (including the full markup as defined in the Plexus quotation), and other components for which Plexus has liability but which are not in Plexus inventory, as well as payment for any and all work-in-process
(WIP) manufacturing costs and expenses, and reasonable administrative costs and expenses. Plexus will deliver an itemized list of these costs to customer. Customer agrees to pay the costs identified by Plexus within ten (10) business days of notification of such costs.

To help minimize the impact of cancellation charges, Plexus will attempt to restock components at the supplier, resell the components, and/or utilize the components on non-customer assemblies.

3.   PAYMENT
------------

As full compensation for the assemblies and spare parts (i.e. to include but not limited to components shipped to Customer for field service) provided by Plexus hereunder and its obligations contained herein. Customer will make payments subject to terms of net amount due thirty (30) days following the date of the invoice. Unless stated otherwise, prices quoted are F.O.B. Plexus' manufacturing facility. Unless specifically stated otherwise, all quoted prices are firm for thirty (30) days from the date of quotation. Quotations are based on drawings, specifications, and other written information available to Plexus at the time of quotation. Any additional data supplied at the time of purchase may necessitate price adjustments. Any manufacturer's tax, retailer's occupation tax, use tax, sales tax, excise tax, or tax of any nature whatsoever imposed on or measured by the transaction between Plexus and Customer shall be paid by the Customer in addition to the prices quoted or invoiced. In the event Plexus is required to pay such tax, the Customer shall reimburse Plexus therefore, within ten (10) days of written demand by Plexus to the Customer for such reimbursement. If the transaction between Plexus and the Customer is exempt from all such taxes, Customer shall provide Plexus with a tax exemption certification or other document acceptable to all taxing authorities at the time the order or contract is submitted.

4.   WARRANTY
-------------

PLEXUS EXPRESSLY WARRANTS THE WORK AS SET FORTH HEREIN. PLEXUS MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSES). IN ADDITION, THE FOLLOWING SHALL CONSTITUTE THE EXCLUSIVE REMEDIES FOR CUSTOMER FOR ANY BREACH BY PLEXUS OF ITS WARRANTIES HEREUNDER.

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Plexus warrants the assemblies against all defects in workmanship where the assemblies do not conform to the agreed upon manufacturing specifications, for a period of twelve (12) months from date of delivery to Customer's end-user, not to exceed 16 months from date of invoice from Plexus, provided agreed upon testing is conducted by Plexus prior to shipment, except as set forth below. Plexus shall repair or replace, at Plexus' option and free of charge, any portion of the assemblies which is returned to Plexus' factory securely packaged, insured and with freight pre-paid within the warranty period, and which upon examination Plexus determines in its sole discretion to be defective in workmanship. Plexus will return the repaired or replaced assemblies to customer with freight pre-paid. Plexus will pay for inbound freight for any new units delivered dead on arrival (DOA) to Customer. DOA is defined as any product that does not perform in compliance with the applicable mutually agreed upon specifications upon receipt by Customer. Plexus agrees to pay return freight to Customer and method of shipment will be consistent with the method of inbound freight to Plexus.

This Warranty does not apply to:

a) Design deficiencies. Plexus expressly disclaims any warranty responsibility for design deficiency, and for infringement for the like.

b) Any modifications and/or alterations made to the Assemblies, or any portion thereof, without the express written authorization of Plexus obtained in advance. If this is the case, all warranties made herein are invalid and Customer shall have no further remedies hereunder against Plexus.

c) Any defect, loss or damage resulting from theft, loss, fire, misuse, abuse, negligence, vandalism, acts of God, accident, casualty, power failures or surges, alteration, modification or failure to follow installation, operation or maintenance instructions, or any other cause beyond Plexus' reasonable control.

d) Any defect, unless written notice of the defect is given by the Customer to Plexus as soon as practical after the defect first appears. The right to make a claim under this warranty expires twelve (12) months from the date of delivery to Customer's end-user, not to exceed 16 months from date of invoice from Plexus.

e)   Components incorporated into the assemblies.

In the event of any recall of any Product, caused by Plexus's sole negligence, and within product warranty as defined, (i) Plexus shall repair or replace, at Plexus' sole discretion, the recalled Product without charge to Customer, and
(ii) Plexus shall reimburse Customer for its reasonable out-of-pocket expenses incurred in connection with such recall up to a maximum of $100,000.

IN NO EVENT, REGARDLESS OF CAUSE, SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND, WHETHER IN CONTRACT OR IN TORT, ARISING FROM ITS PERFORMANCE UNDER THIS SECTION.

5.   TEST EQUIPMENT
-------------------

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Unless otherwise noted, any test equipment quoted herein and built by Plexus is warranted to be free from defects in material and workmanship for a period of ninety (90) days from the date of certification. After the warranty period the equipment will be repaired on a time and materials basis. Labor will be charged at the current billing rate. Parts will be charged at cost plus 25%. Travel expenses will be added to any repairs including travel between Plexus and/or one of its affiliates. All dedicated test/burn in fixtures will be progress billed monthly up to 95% of the program cost. The remaining 5% is due upon fixture certification.

6.   DOCUMENTATION
------------------

Unless Plexus is or has generated the documentation for the Customer as part of its services to the Customer, then the Customer is responsible for supplying Plexus with complete documentation. This includes, at a minimum, (three) 3 complete and current sets of documentation including, at a minimum, all prints, softwares, artwork, and bill of materials with manufacturer and part number, and any specifications, including test specializations or procedure, called for on any customer prints. It is the Customer's responsibility to assure that Plexus receives timely notification of any changes to the documentation, and updated prints reflecting the changes.

7.   TOOLING
------------

All tooling produced or obtained for the assemblies delivered hereunder and paid for by Customer shall become and remain the property of Customer at the time payment in full is received for the tooling by Plexus. Such tooling shall be used by Plexus only for the benefit of Customer, and shall be delivered to Customer upon request. If Customer requests the return of any tooling from Plexus and Plexus determines the return of such tooling prevents Plexus from providing the assemblies to Customer, then Plexus shall inform Customer in writing, and Customer and Plexus shall negotiate a mutually acceptable resolution.

Customer, at its sole discretion, may consign to Plexus, items, including, but not limited to, materials and/or equipment relating to the production and/or testing of the assemblies at Plexus' location. The material and/or equipment shall be utilized by Plexus only for the production and/or testing of the assemblies. Customer shall assist Plexus in installing the materials and/or equipment and shall provide training and maintenance instructions, if requested by Plexus or required by Customer. Customer shall be responsible for repairing, upgrading, replacing and/or maintaining the materials and/or equipment consigned to Plexus. However, Plexus shall provide routine maintenance.

8.   TERMINATION AND CANCELLATION OF MANUFACTURING PHASE
--------------------------------------------------------

During the Manufacturing Phase, either party shall have the right to terminate any or all activities under this agreement for any reason and at any time upon six (6) months prior written notice to the other party. Plexus agrees to immediately terminate the specified activity pursuant to this Agreement upon termination or cancellation. If this entire Agreement is terminated, Plexus shall complete all existing Customer POs as specified below unless otherwise specified by Customer. Customer agrees to reimburse Plexus for reasonable and allowable expenses directly incurred by

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Plexus including, but not limited to, packaging and related transportation costs and expenses, and the return to Customer of any Customer owned material(s), tools, equipment and/or any other related items, consistent with Section A2 Cancellation, above. Customer and Plexus shall negotiate a settlement of any other reasonable and allowable expenses directly incurred by Plexus.

If this entire agreement is terminated, then Plexus shall:

a) Deliver to Customer all completed assemblies which conform to the applicable and then current specifications and requirements; and

b) Return to Customer, at Customer's expense, all tooling, equipment, Components and/or Long Lead Time Components, drawings, specifications, documentations and supplies that are owned by Customer pursuant to the Agreement (in the event of Plexus' material breach and the failure of Plexus to cure such breach 60 days after receiving written notice thereof from Customer then Plexus shall pay for freight costs associated with returning all tooling, equipment, Components and/or Long Lead Time Components, drawings, specifications, documentations and supplies that are owned by Customer pursuant to the Agreement); and

c) Prepare and submit to Customer an itemized document to include the quantity of assemblies in the production process.

Plexus shall complete and customer agrees to pay for any work in process and open purchase orders if so requested by Customer as if no termination notice was given. Customer further agrees to pay for all material ordered in accordance with Section A2 above or as otherwise authorized in writing by Customer.

B.   MEDICAL DEVICE PROVISIONS
------------------------------

The terms and conditions set forth in this Section B, Medical Device Provisions, Section A, Manufacturing Phase, as well as the terms and conditions set forth in Section C, Standard Terms and Conditions, shall be applicable to this portion of the Agreement.

Engineering Phase:
------------------

1. Plexus shall be in substantial compliance with design controls as defined by its product development medical device quality procedures for the device designs covered by this contract. Plexus responsibilities under these provisions include:

a) contributions to the Device History File (DHF) shall be limited to those items identified in the deliverables section of the project Proposal and/or Project Plan;

b) Contributions to the Design Master Record (DMR) shall be limited to those items identified in the deliverables section of the project Proposal and/or Project Plan;

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c)   Maintenance of quality system quality records, as defined by Plexus
Technology Group's Document Retention Chart, (e.g., Internal Audit Results, QIP database, Supplier Records, Management Review Meeting Records, etc.) which are not provided to the customer.

2. Customer is responsible for identifying all applicable laws and regulations, including the Food, Drug and Cosmetic Act, and compliance with those regulations for all devices covered by this contract.

Manufacturing Phase:
--------------------

1. Customer is responsible for ensuring that the devices covered by this contract comply with all applicable laws and regulations, including the Food, Drug and Cosmetic Act and implementing regulations. Customer responsibilities under these provisions, include but are not limited to the following:

a)   Establishing the finished device specifications.

b) Ensuring that governmentally-required marketing authorizations, including any necessary Food and Drug Administration (FDA) approvals or clearances, have been obtained.

c)   Determining the content of any label or labeling.

d) Making any required reports to governmental entities, including but not limited to Medical Device Reports.

e) Determining whether any recall or other corrective action is required or appropriate, and developing, implementing and financing any voluntary or mandatory recall or corrective action.

f) Reviewing and approving the quality system prior to production of the devices.

2. Plexus will provide Customer ongoing access to its facilities and procedures for quality assurance related to the devices covered by this contract. Plexus authorizes Customer to conduct periodic quality systems audits of the manufacturing processes and quality systems related to this contract. Plexus will manufacture the devices covered by this contract in accordance with its procedures for manufacturing components of medical devices or finished medical devices, as applicable.

3. Customer will provide Plexus with sufficient information to verify, calibrate, operate, test and maintain any Customer supplied equipment.

4. Customer shall be responsible for the software validation of any embedded product software and the validation of all Customer supplied: (1) test equipment or test software; (2) production equipment or software; and (3) firmware. Plexus is responsible for the validation of any Plexus software used in production in, or as part of the Quality System. The responsibilities described in this section also apply to any revisions of any software.

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5.   The Customer will provide Plexus with copies of the specifications and written certification that the validation reports for the items listed in Section #4 above have been performed prior to the production of the devices.

6. Customer is responsible for defining and validating the finished device packaging. The Customer will provide Plexus with written certification that the packaging validation has been performed prior to the production of the devices.

7. Plexus is responsible for conducting and documenting corrective and preventive actions based upon the analysis of the quality data available to Plexus. Quality data or information known to the Customer, but not provided to Plexus, shall not be included in the analysis of quality data, and the Customer shall be responsible for the analysis of data not provided to Plexus.

8. Any Customer initiated request for change to a specification, method, process or procedure or customer supplied equipment will be evaluated by Plexus, and Plexus reserves the right to decline to make such change. Customer is responsible for verification and/or validation of such changes. Customer shall reimburse Plexus for any costs Plexus incurs in making and/or implementing such changes.

9. Plexus shall notify Customer of significant changes in specifications, methods, processes or procedures that could affect the quality of the devices covered by this contract, and, as to any such change, Customer and Plexus shall decide jointly whether, how and when to implement such change, and who shall be responsible for verification and/or validation of such changes. Customer and Plexus shall also decide jointly who will be responsible for the costs associated with such changes.

10. The Customer must define any traceability requirements. Plexus is responsible for implementing the defined manufacturing level traceability requirements and for ensuring that the appropriate manufacturing level traceability records and associated records are retained for the duration of the contract.

11. Unless otherwise specified in the contract, Plexus is not responsible for ensuring traceability of the devices covered by this contract after distribution to the end user(s).

12. Plexus is responsible for retaining the appropriate manufacturing records as required. When the contract between Plexus and the Customer terminates, Plexus shall forward all applicable documentation and records to the Customer, upon request.

13. Customer may authorize in writing the release of nonconforming components or devices covered by this contract. The Customer must assess whether the use of the nonconforming product will affect any regulatory submittals or requirements, and accept responsibility therefore.

14. Customer will promptly provide to Plexus copies of all complaints received by Customer that refer or relate to an assembly manufactured by Plexus and all adverse event reports to a governmental entity that refer or relate to an assembly manufactured by Plexus. Plexus will

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provide to Customer information regarding any complaints Plexus receives about the product in which the devices covered by this contract are incorporated.

15. Sections C.(5) and C.(7) "Liability and Indemnification" & "Compliance with Regulations and Standards", respectively, both a part of Section C "Standard Terms and Conditions" of this Agreement is further supplemented to provide that the indemnification of Plexus will further cover Customers' failure to comply with applicable laws and regulations, including but not limited to the Food, Drug and Cosmetic Act and implementing regulations.

C.   STANDARD TERMS AND CONDITIONS
----------------------------------

The terms and conditions set forth in this Section C, STANDARD TERMS AND CONDITIONS shall be applicable to Section A, Manufacturing Phase, as well as the terms and conditions set forth in Section B, Medical Device Provisions of this Agreement.

1.   MUTUAL COOPERATION
-----------------------

Plexus represents that it will pursue the Agreement to the best of its ability and in the best interest of the Customer, and the Customer represents that it will cooperate with Plexus in reaching the objectives of the Agreement. Plexus will appoint a project manager for the duration of the Agreement and will require the Customer to establish one person to coordinate all activities through. In the event that the project manager is not operating in the best interest of the Customer, the Customer shall contact Plexus to discuss Agreement related concerns and/or complaints.

2.   CONFIDENTIAL INFORMATION
-----------------------------

Plexus and the Customer will use best efforts to prevent the disclosure of any confidential information, unless specifically instructed otherwise in writing by the disclosing party, and excepting in such instances where Plexus may be compelled by law to make disclosures. The mechanisms for controlling and processing confidential information may be covered under a separate Confidential Disclosure Agreement (if required).

3.   FORCE MAJEURE
------------------

Plexus shall not be liable for any delay in or failure of performance under this agreement due to any contingency beyond Plexus' control, including, but not limited to, an act of God, war, insurrection, fire, riot, strike or labor dispute, sabotage, act of public enemy, flood, storm, accident, equipment failure, inability to obtain suitable or sufficient labor or material, laws or regulations, or any other cause beyond its reasonable control.

4.   INTELLECTUAL PROPERTY RIGHTS
---------------------------------

All patents, copyrights, trademarks, or other rights pertaining to inventions, developments, or improvements made in the course of the work, and funded by the Customer, are the property of Customer. Plexus will, upon written direction from Customer, execute any and all papers and documents prepared or submitted by Customer as may be reasonably required to transfer or

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

secure to Customer full title and authority over such rights. Plexus will be compensated by Customer for time and expense as incurred in this obligation at the then current billing rates for those of its employees necessary for these purposes.

Customer agrees that it shall assume all responsibility for determining whether the assemblies to be designed and assembled infringe on any patent, copyright or trademark, and Customer shall indemnify and hold harmless Plexus from any liability, including legal costs and expenses, damages and attorney fees arising from any claim demand or suit, including a claim by Customer, based on allegations or claims that the assemblies or any design, patent, copyright, or trademark sought to be obtained or obtained by Customer as a result of this agreement constitutes an infringement of any patent, trademark or copyright of the United States or any foreign county.

In the event any such claim or suit is asserted or instituted against Plexus, Plexus shall promptly notify Customer of the assertion of any such allegation or claim. Customer shall thereupon assume responsibility for and conduct the defense of each assertion or suit at its expense, and reasonable information and assistance for the defense of same shall be provided by Plexus for which Plexus will be compensated for time and expenses at its then current billing rate. Plexus shall have the right, at its expense, to be represented in the defense of any such assertion or suit by counsel of its own selection.

The prices quoted do not include, unless specifically stated otherwise, the cost for testing and/or submittals for assembly approvals or any annual file maintenance fee, such as for UL, VDE, CSA or FCC. Plexus will assist Customer in obtaining such approvals and charge for same services at Plexus' current hourly billing rate.

5.   LIABILITY AND INDEMNIFICATION
----------------------------------

Plexus will use its discretion to pursue the Agreement in the best interest of Customer. Plexus will be under no liability to Customer or otherwise for its choice of methods employed, the character or tests and experiments performed, the results obtained, nor for the use which shall thereafter be made by Customer of such results. IT IS UNDERSTOOD THAT OTHER THAN THE WARRANTY SET FORTH IN SECTION A4, NO OTHER GUARANTEES OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARE GIVEN BY PLEXUS, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PLEXUS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUSTAINED OR INCURRED IN CONNECTION WITH THIS AGREEMENT.

Customer will fully indemnify and hold harmless Plexus from any and all liability, claims demands, costs and expense arising out of the use, publication, and/or marketing of the results of the assemblies or test results provided by Plexus, the functioning of the assemblies or the product(s) which they are a part of, or any other matter resulting from Plexus' performance under this Agreement, whether such liability, claims or demands be in the nature of patent, trademark or copyright infringement, public or product liability, contract liability, or otherwise during or following the terms of this Agreement, and Customer shall, at its own expense, defend any and

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

all such actions based thereon and shall pay all attorney's fees and cost and other expenses arising therefrom.

Plexus will not be liable for errors, or expenses which may be incurred in its performance of this work which results from the engineering and/or design of the Assemblies, or from Plexus' reliance upon information, technological records, sketches, drawings, or prototypes furnished by Customer or Customer's design engineering firm. Customer will forthwith, during the term of this Agreement, notify Plexus of any and all information, technology changes, or other facts relevant to any aspect or phase of the Agreement.

6.   ARBITRATION
----------------

All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held by any court or governmental agency to be invalid, such invalidity shall not affect the enforceability of any other provision(s) hereof. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Wisconsin. Unless otherwise agreed to in writing by the parties, any controversy or claim arising out or relating to this Agreement, or the parties' decision to enter into this Agreement, or the breach thereof, shall be settled by arbitration through the American Arbitration Association and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceeding shall be conducted and presided over by a single neutral arbitrator chosen pursuant to American Arbitration Association procedures. Decision of the arbitrator shall be final, binding, and not subject to appeal or review; provided that, either party may request that the arbitrator review and reconsider his or her decision, in whole or in part. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Neenah, Wisconsin and the arbitrator shall apply the substantive law of Wisconsin except that the interpretation and enforcement of this arbitration provision shall be governed by the federal Arbitration Act. The arbitrator shall not award either party punitive damages and the parties shall be deemed to have waived any right to such damages.

7.   CONSENT TO JURISDICTION AND APPLICABLE LAW
-----------------------------------------------

The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Wisconsin in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be determined by such courts. The parties hereby waive, to the fullest extent possible, the defense of an inconvenient forum to the maintenance of such action or proceeding, and the parties agree that a final judgement in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other matter provided by law.

The parties hereby agree that this Agreement shall be governed by and will be construed in accordance with the laws of the State of Wisconsin, irrespective of the conflicts of laws provisions thereof.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

8.   NO RECRUITING
------------------

Plexus and the Customer agree that during the term of this program and for twelve (12) months thereafter, it shall not solicit or recruit (even though professional recruiters) the employees of the other. This shall not preclude an employee of either Plexus or the Customer from independently pursuing and securing employment opportunities with the other on such employee's own initiative.

9.   ENTIRE AGREEMENT
---------------------

This Agreement, along with the Proposal and/or Project Plan, and Confidential Disclosure Agreement and/or quotation (if any) and Plexus' invoices, contains the entire understanding of the parities pertaining to the subject matter hereof, and no other agreements, oral or otherwise, shall be deemed to exist or to bind the parties. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the terms and conditions set forth herein and in Plexus' invoices, Proposal and/or Project Plan and Confidential Disclosure Agreement (if any), shall supersede any and all terms and conditions submitted by the Customer in any document, including but not limited to any terms and conditions contained in the Customer's purchase order. This agreement may not be modified or terminated orally, and no claimed modification, termination, or waiver shall be binding unless in writing and signed by both parties.

Accepted and agreed to:

RITA MEDICAL SYSTEMS, INC.                             PLEXUS CORP.
                                                       ENGINEERING AUTHORIZATION:

By: /s/ Barry Cheskin                                  By: /s/
    ----------------------------------------               -------------------------------------

Title: President and Chief Financial Officer           Title: Vice President of Engineering
       -------------------------------------                  ----------------------------------

Date: February 24, 2000                                Date: February 17, 2000
      --------------------------------------                 -----------------------------------



                                                       MANUFACTURING AUTHORIZATION:

                                                       By: /s/ Don Reid
                                                           -------------------------------------

                                                       Title: Vice President and General Manager
                                                              ----------------------------------

                                                       Date: February 17, 2000
                                                             -----------------------------------

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

                Attachments to Professional Services Agreement

Attachment A    Document Change Control Agreement

Attachment B    Project Plan (subject to revision upon mutual agreement)

Attachment C    Unit Cost Calculation to be used for Planning Purposes

Attachment D    Specification (subject to revision upon mutual agreement)

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

                                 Attachment A


                                 Attachment A
                       DOCUMENT CHANGE CONTROL AGREEMENT
        between SeaMED, a Plexus Company and Rita Medical Systems, Inc.
                             for Project Red Butte
                               February 17, 2000

1.   Purpose and scope of this agreement.

     1.1. The objective of this agreement is to define the document change control process for documents involved in SeaMED's manufacture of devices for Rita Medical Systems, Inc.

     1.2. It is a goal of this agreement that there be only one document and one point of change control for each item and/or document. Since SeaMED is the manufacturer and purchaser of the device's component parts, engineering change control for all related documentation will reside at SeaMED. To ensure uniform document content, Rita Medical Systems, Inc. should release only the SeaMED-supplied version of any document, in those cases where both companies release a document. Changes should be made by the terms of this agreement.

     1.3. SeaMED will administer change control in accordance with SeaMED Document Change Procedure (Document # 900319), including determination of change classes as described below.

     1.4. This agreement affects all documents in the Device Master Record
          Index of products at Production-level release that SeaMED manufactures for Rita Medical Systems, Inc.

2. Document Change Procedure. This procedure defines the classes of changes and the mechanics of the change process based on those classifications per SeaMED's internal Quality Assurance requirements.

     2.1 Document classifications: Documents may be described as either common or product-specific. The common category includes Source and Specification Control Drawings (SCD) used for buying and inspecting commercially available, "off-the-shelf" parts. Product-specific documents include all documents that are unique to the design of the product.

     2.2. Document Change Classifications: Change Class defines the impact of the change. Where the term "form, fit, or function" is used, the meaning includes: specifications/limits/dimensions, regulatory compliance, appearance, cosmetic criteria, manufacturing or test processes, design verification test status, increase in manufacturing costs, and scheduled shipping dates. A DCN may have changes from more than one change class; the change class for the DCN as a whole shall be that of the highest level on the DCN. The classes are defined as follows:

          2.2.1. Class 0: Changes to SeaMED procedures, common parts and any documents without a project name in the title. Class 0 changes do not fit within the definition of Class 1, 2 or 3 changes. Class 0 changes are not design changes.

                  Class 0 changes do not require customer approval or notification.

          2.2.2. Class 1: Changes to product-specific or common parts documents where there is no impact on component or assembly form, fit,
                                 ---------
                  or function. Class 1 changes are not design changes. Class 1 changes are typically documentation corrections and clarifications. Class 1 changes do not require customer approval, but do require customer notification within one (1) working day after approval by SeaMED.

          2.2.3. Class 2: Changes to product-specific or common parts documents where there is no intended impact on end-item form, fit, or
                                 ------------------
                  function, but an element (document, part, process, etc.) of the established baseline is changing. Class 2 changes are design changes and require justification. Class 2 changes are typically physical changes to a part or assembly's dimensions, manufacturing process, or test process. Class 2 changes require customer approval.

          2.2.4. Class 3: Changes to a product-specific document where there is impact on end-item form, fit, or function. Class 3 changes are
                  ------
                  design changes and require justification. Class 3 changes are typically due to unit performance improvements, unit packaging, physical configuration changes, etc. Class 3 changes require customer approval.

3.   Mechanics of the change process.

     3.1. It is a goal of this agreement that all correspondence regarding document changes be handled promptly and speedily. Delays can seriously upset scheduled buys, work orders, and shipments.

     3.2. SeaMED Documentation Control will handle all correspondence for SeaMED regarding document changes.

     3.3. SeaMED will notify Rita Medical Systems, Inc. by telefax of Class 1 changes as they are signed and implemented.

     3.4. SeaMED will submit Class 2 and 3 changes to Rita Medical Systems, Inc. by telefax for approval after SeaMED's Change Control Board has approved the proposed change.

     3.5. Rita Medical Systems, Inc. will designate one representative and one alternate with authority to approve/disapprove proposed changes as they are presented by SeaMED. Proposed changes should be addressed within one week.

     3.6. Rita Medical Systems, Inc. may request a change to any document, common or product-specific, by submitting a written change request. Change requests are to be signed by the designated Rita Medical Systems, Inc. representative, or their alternate, with the authority to approve/disapprove the request. SeaMED should address requested changes in one week or less.

     3.7. SeaMED will periodically provide copies of all incorporated changes to product specific documents.

4.   Costs associated with document changes.

     4.1. A certain number of changes is normal during the life of a product. Also, once production is underway, SeaMED or Rita Medical Systems, Inc. may suggest changes to ease manufacture or inspection. SeaMED may elect to waive the administrative costs associated with these changes.

     4.2. Changes which occur at Rita Medical Systems, Inc. request, regarding the established design of the product or affecting parts already ordered or in SeaMED's inventory, will be considered individually. In some cases, an administrative charge may be assessed by SeaMED for the cost of processing and incorporating a change aside from any material costs involved.


Agreed to, for Rita Medical Systems, Inc., by                 on

                                             _______________      _____________

Agreed to, for SeaMED, a Plexus Company, by                   on

    Documentation Control                    _______________      _____________

Project Director                             _______________  on  _____________

                                 Attachment A


                          Designated Representatives


Rita Medical Systems, Inc. designated representatives with authority to approve/disapprove proposed changes. Rita Medical Systems, Inc. is responsible for providing SeaMED with updated names of designated representatives.

                 Name (printed)             Signature        Initial
                 --------------             ---------
Representative  --------------------  --------------------  ---------

Alternate       --------------------  --------------------  ---------

                                    SeaMED
                                    ------
                               A PLEXUS.Compuny


                            PROJECT PLAN, REDBUTTE



                                Drawing Number
                                    950053



                                   Revision
                                      P1

REVISION HISTORY

--------------------------------------------------------------------------------------------------------------
Rev        Change Number/Description         Date        Change Originator      Incorp by          Chkr
--------------------------------------------------------------------------------------------------------------
P1         Initial Release                   1/31/00     G. Overbye-            - -                - -
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

1.  PURPOSE

    This document outlines the content of Project RedButte. This document further defines how SeaMED will meet the objectives set out in the Quotation sent to Rita Medical Systems Janury 12, 2000 for the manufacturing transfer of the Rita model 1500 RF ablation system.

2.  SCOPE

    This document is the defining document for how the RedButte project is planned at SeaMED and is used to manage and track the progress of the project. The Project Plan is reviewed as part of a Phase Ending Design Review. The Project Plan is one deliverable during the planning phase of a project as defined in the SeaMED Product Development Procedure, 902148.

3.  SIGNATURE PAGE

      Project signing block


    Example

-------------------------------------------------------------------------------------------------
Role                    Name                     Signature                Date
-------------------------------------------------------------------------------------------------
Project Director        Gordon Overbye
-------------------------------------------------------------------------------------------------
Quality Systems         Stephanie Houck
Manager
-------------------------------------------------------------------------------------------------
Director of Project     Russ Pasic
Management
-------------------------------------------------------------------------------------------------
VP of Quality of        Marcia Page
Regulatory Affairs
-------------------------------------------------------------------------------------------------
Manufacturing           Dave Hval
Engineering
-------------------------------------------------------------------------------------------------
Quality Engineering     Darin Ronken
-------------------------------------------------------------------------------------------------
Test Engineering        Wayne Waldroup
-------------------------------------------------------------------------------------------------
Materials               Shelley Cleary
-------------------------------------------------------------------------------------------------
Customer - Program      Zia Yassinzadeh
Manager
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

3.1.   Customer Team Members
       .  Rita Medical Systems, Inc.
          967 N. Shoreline Blvd.
          Mountain View, CA 94043
            Telephone: (650) 390-8500
            Fax: (650) 390-8505

       .  Zia Yassinzadeh, Program Manger, Director, Electrical Engineering

       .  Ron Steckel, Vice-President, Operations

       .  Dan Balbierz, Vice-President, Research and Development

                                TABLE OF CONTENTS

1.    PURPOSE                                                                                 3

2.    SCOPE                                                                                   3

3.    SIGNATURE PAGE                                                                          3

   3.1.   PROJECT SIGNING BLOCK (INCLUDING CUSTOMER SIGNATORIES)                              3
   3.2.   NON SIGNING CUSTOMER TEAM MEMBERS                                                   4

4.    TABLE OF CONTENTS                                                                       5

5.    REFERENCE DOCUMENTS - INCLUDE BOTH INTERNAL AND EXTERNAL                                7

6.    EXECUTIVE SUMMARY                                                                       7

   6.1.   PRODuCT DESCRIPTION                                                                 7
   6.2.   DESCRIPTION OF PROJECT NAME                                                         8
   6.3.   SEAMED'S ROLE IN THE PROJECT                                                        8
   6.4.   RITA'S ROLE IN THE PROJECT                                                          9
   6.6.   SCHEDULE OVERVIEW                                                                   9
   6.7.   FINANCIAL OVERVIEW                                                                 10

7.    REGULATORY AND SAFETY AGENCY APPROACH                                                  10

   7.1.   PRODUCT CLASS DESIGNATION                                                          10
      7.1.1.   FDA-21 CFR Ch. 1(4-1-87 Edition) Part 820-Good Manufacturing Practices        10
      7.1.2.   EC-Medical Device Directive (MDD) 93/42/EEC of 14 June 1993                   11
   7.2.   REGULATORY APPROACH - DOMESTICE AND EUROPEAN/INTERNATIONAL                         11
   7.3.   SAFETY AGENCY APPROACH                                                             11

8.    ADMINISTRATION OF PROJECT                                                              11

   8.1.   TEAM ORGANIZATION AND RESPONSIBILITIES                                             11
   8.2.   TEAM MEETINGS                                                                      12
   8.3.   COMMUNICATION (POINTS OF CONTACT)                                                  12
   8.4.   PROJECT NOTEBOOK                                                                   12
      8.4.1.   Project Notebook                                                              12
   8.5.   DESIGN HISTORY FILE                                                                13
      8.5.1.   Purpose and Contents                                                          13
   8.6.   DETAILED PROJECT SCHEDULE                                                          13
      8.6.1.   Project Phases                                                                13
      8.6.2.   Key Milestones                                                                15
   8.7.   ASSUMPTIONS                                                                        15
   8.8.   APPROVALS AND CUSTOMER DELIVERABLES                                                16
      8.8.1.   Customer Approvals Required                                                   16
      8.8.2.   SeaMED Executive Approval Required                                            16
      8.8.3.   Signature Authority                                                           16
      8.8.4.   Customer Deliverables                                                         16
      8.8.5.   Summary of Unit Allocation and Pricing                                        16
   8.9.   DESIGN REVIEWS                                                                     17
   8.10.  CHANGES TO PROJECT - I.E. SCOPE, SPEC, SCHEDULE, RESPONSIBILITY, ETC               17
      8.10.1.  Minor                                                                         17
      8.10.2.  Major                                                                         18
   8.11.  TRANSFER TO PRODUCTION AND PROJECT CLOSURE                                         18

9.    FINANCE                                                                                18

   9.1.   BUDGETS                                                                            18
   9.2.   COST OF UNITS                                                                      18

APPENDICIES

APPENDIX A - SCOPE I SPECIFICATION CHANGE REQUEST FORM                                       18
APPENDIX B - MASTER SCHEDULE                                                                 19
APPENDIX C - PROJECT MATERIAL PLAN                                                           21
APPENDIX D - PROJECT QUOTATION, JANUARY 12, 2000                                             22

5.   REFERENCE DOCUMENTS - INCLUDE BOTH INTERNAL AND EXTERNAL

     This section contains a listing of all internal SeaMED Procedures and external documents referenced in the Project Plan, including safety agency and regulatory standards, directives or documents.

     .    SeaMED Document Change Procedure                        900319
     .    SeaMED Documentation Control Operations Manual          908608
     .    SeaMED Product Requirements Specification, RedButte        TBD
     .    Manufacturing Plan, RedButte                            950056
     .    Manufacturing Test Plan, RedButte                       950047
     .    SeaMED Product Development Procedure                    902148
     .    SeaMED Design Review Procedure                          915005
     .    Service Plan, RedButte                                     TBD
     .    UL 2601-1
     .    CSA C22.22 No.60101
     .    EN 60601-1/IEC 601-1

6.   EXECUTIVE SUMMARY

     The RedButte project is a Manufacturing transfer project of the Rita Model 1500 ablation system from Apical to SeaMED. This project will be conducted in accordance with SeaMED Product Development Procedure (SeaMED dwg. #902148)

     The NRE work is described in the Quote sent to Rita January 12, 2000, which is attached as Appendix D.

     SeaMED will transfer the Rita design into Manufacturing at SeaMED. Design responsibilty for the product resides with Rita. SeaMED will not create a Design History File nor conduct a Hazard Analysis. Thse are understood to be responsibilities of Rita. SeaMED will not conduct Design Verification Testing. Rita is responsible for conducting "correlation" testing to make sure the product has been transferred without violating the Product Specifications.

     6.1. Product Description

          The customer is Rita Medical Systems Inc., located in Mountain View, California.

          The product is the Rita Model 1500 RF Generator. The product is an electro-surgical cutting and coagulation device, which generates RF energy for the ablation of soft tissue.

          The product includes a sheet metal enclosure, plastic bezel, overlay, 7 PCBAs, custom magnetics, power supply, 9 wire harnesses, footswitch, detachable power cord, and a disposable probe.

          This product is an evolution of an earlier model device. Both it and its predecessor have been manufactured previously by Apical.

6.2. Description of project name

     SeaMED traditionally names its projects after a Washington state mountain peak which has the same first letter as the name of the customer. The name chosen for this project is Red Butte, elevation 7,208 feet, in the North Cascades of Washington State.

6.3. SeaMED's Role in the Project

     . SeaMED has been hired to manufacture the Model 1500 RF ablation device for Rita Medical Systems. SeaMED will transfer the design from Rita to SeaMED.

     . SeaMED will not be doing electrical or mechanical design. There is no software development on SeaMED's part.

     .  Primary SeaMED activities described later in this Project plan include:

         SeaMED Project Planning, including a Project Plan (This is a non-billable activity), Project Schedule, Manufacturing Plan, Manufacturing Test Plan, and Manufacturing Test specifications.

         Documentation Transfer of Rita drawings.

         Review and audit Rita BOM dated 11/29/99 to physical samples provided by Rita to correct any BOM errors prior to loading BOM into SeaMED MRP System, Proteus.

         Document 9 Wire Harnesses from BOM and Physical sample provided by Rita Medical.

         Create source control drawings for parts that are not currently documented at SeaMED.

         Release Rita drawings in SeaMED's system in order to procure, inspect, and stock parts for manufacturing.

         Create a Final Assembly Drawing with instructions that SeaMED can use to build the device.

         Generate the Bill of Material in MRP to structure material procurement and the manufacturing process in the most efficient manner.

         Create and release a Process FMEA (This is a non-billable activity)

         Develop Manufacturing Test procedures to test the model 1500 in manufacturing:

         Design and build a Golden Board Test Fixture (GBTF) to support board level test, calibration and debugging of individual PCBAs. This fixture will also be used to provide in/out of house service boards.

         Design and build a System Test Fixture, a QA Final Test Fixture and a Run-In Test Fixture.

          Make layout modifications of the Display PCBA as requested by Rita to remove switches and obsolete traces, eliminate interference between PCB and connectors, trim/notch PCB top and bottom, add 11 position single row ribbon cable locking connector, and eliminate extra mounting holes not needed.

          Provide input for Rita Run-In test code to be developed by Rita.

     . SeaMED will not be responsible for performing clinical research, submitting FDA applications, providing repair services in the field, or providing marketing and sales services.

     . SeaMED will not be performing Design Verification Testing to verify the product meets the Device Specifications.

     .  Rita has the responsibility for the final Design Validation.

     . SeaMED can make no claims about the clinical efficacy of this product. SeaMED's responsibility is to manufacture the device to meet the specification document.

     . SeaMED will service the product in accordance with RedButte project-specific Service Plan, document number TBD.

6.4. Rita's Role in the Project

     Rita is responsible for providing to SeaMED all Bills of Materials, part drawings, schematics, and electronic files necessary to order, receive and inspect materials. Rita deliverables are listed in sections 8.6, 8.7, and 8.8.4.

     Rita is responsible for all design in the project, including providing documented evidence to the FDA that the Product Functional Specifications given to SeaMED are appropriate and address the intended use of the device, including the needs of the user and the patient.

     Rita is responsible for providing validated Run-In Test software.

     Rita is responsible for Design History File, Design Verification and Design Validation which proves that the product satisfies the user needs and intended use of the device.

6.5. Schedule Overview

     . The goal of this project is to transfer Rita documentation to SeaMED such that first 25 Production units can be built by May 8, 2000.
     .  This project is managed in phases, which may overlap.
     . In Phase I SeaMED will develop planning documents (Project Plan, Materials Plan, Manufacturing Plan, and Manufacturing Test Plan).
     . Phase II runs in parallel with Phase I and comprises the documentation transfer aspect of the project - BOM transfer into the SeaMED system, release of drawings into SeaMED, creation of wire harness assembly drawings, as well as procurement of long-lead parts, design of test fixtures.
          . Phase III includes the procurement of materials for Production units, creation of Final assembly drawings, build of test fixtures, and creation of test procedures.
           . Phase IV includes verification and validation of test fixtures and Production build of the first 25 Production units which are subsequently tested by Rita as "correlation units".
           . Phase V contains a Production Readiness Review at SeaMED to check that all manufacturing issues have been addressed, and the project is released to Manufacturing, bringing the project to closure.
           . All phases have Phase-ending reviews per SeaMED's Design Review Procedure (#915005).
           .  Deliverables by Phase are described in section 8.6.
           .  Key milestone dates are shown in section 8.6.2
           .  Appendix B is the RedButte Project schedule

    6.6.  Financial Overview
           . Total NRE for the project, per the January 12, 2000 quotation was quoted at $163,268.
           . $10,518 is budgted for Test fixture materials. The remaining
             $152,750 was budgeted as labor.
           . On January 14, 2000, it was agreed to reduce the labor by $1575.
             The new NRE totals are: $161,693 total, $151,175 labor.
           . Labor to support the acitivities described in this project are billed out at the following rates:
               .    Project Director                 $  0
               .    Quality Engineer                 $  0
               .    Manufacturing Engineer           $105
               .    Test Engineer                    $105
               .    Material Coordinator             $  0
               .    Technician                       $ 55
               .    Document Tech                    $ 55
               .    PCB Designer                     $ 65
               .    Drafting                         $ 55

          . In the event of a scope change, the billing rate for the Quality Engineer will be $105 per hour for efforts to support the scope change only.

          . Project RedButte is a fixed price project. SeaMED will invoice Rita monthly for the amount of work performed until the fixed price limit is reached. Payments are not based on milestones.


7.   REGULATORY AND SAFETY AGENCY APPROACH

     7.1. Product Class Designation

          7.1.1. FDA-21 CFR Ch. 1 (4-1-87 Edition) Part 820-Good Manufacturing Practices

          .       The FDA classifies RedButte as a Class II medical device

SeaMED Team:
-----------
     Project Director (PD)              Gordon Overbye
     Manufacturing Engineer (MfgE)      Dave Hval, Jean Rempel
     Test Engineer (TE)                 Wayne Waldroup, Jack Ross
     Quality Engineer (QE)              Darin Ronken
     Document Technician (Doc Tech)     Jeanie Hofland
     Drafting (Drft)                    Tim Tate

     Materials Support
     Materials Coordinator (MC)         Shelley Cleary
     Production Control (PC)            Ramona Clifton

     Customer Support Team
     Customer Support (CS)              Sandy Carter

8.2. Team Meetings

     Project Team Meetings will be held weekly throughout the project to plan global activities and track overall progress. This meeting is intended to be a one hour status meeting. The Project Director is responsible for conducting this meeting and will publish minutes, which will be distributed to the Customer, the project team, and the Project Notebook.

     If the project director is absent, either the Test Engineer or another team member will be so designated.

     Project Team Meetings will be posted in the corporate weekly schedule so that other members of the company may attend if desired.

     Even though a member may be absent from a meeting they are still responsible for any action items or information that occurs at the meeting they missed.

     The Customer may elect to be involved in team meetings via telephone or via on-site visits at their discretion.

8.3. Communication (Points of Contact)

     Good communication between SeaMED and Rita is critical to the success of the project. Essential communication between companies should pass through, in writing via fax or E-mail, between the Project Director (Gordon Overbye) and Zia Yassinzadeh. Technical communication may pass through other points of contact, as practical. The SeaMED Project Director and Rita contacts should be apprised of important information passing through other channels.

     Communication regarding unit deliveries should pass through Customer Support (Sandy Carter) at SeaMED and Lori Nelson at Rita.

8.4. Project Notebook
     8.4.1.  Project Notebook
     The Project Notebook serves as a central file for project correspondence that relates to project administration.

     All project related correspondence should be entered into the Project Notebook. This includes meeting minutes, faxes, letters, memos, phone call logs, notes, correspondence, etc. Documents that are formally released under Configuration Control need not be placed into the notebook. The author of the correspondence or a document decides who on the Project Team receives that document.

     Documents shall be filed in chronological order with an index at the front.

     The Project Notebook shall be located and retained in the SeaMED Document Control area. It is audited and maintained by Documentation Control per the Document Control Operations Manual, 908608.

8.5. Design History File

     SeaMED will not create a Design History File for this project. The responsibility for creating and maintaining a Design History File lies with Rita.

     Rita maintains the DHF for the system design. Any design changes at SeaMED will be processed through Document Change Notices per SeaMED Document Change Procedure, document 900319. All design related material will be filed in the Design History File by Rita.

     The Design History File will be maintained by Rita throughout the manufacturing phase.

8.6. Detailed Project Schedule
     8.6.1.  Project Phases
     Phase I:  Proiect Planning, SeaMED output deliverables
     ------------------------------------------------------
     (Note: Rita is responsible for Design content, Design History File, Risk Management, Verification and Validation of hardware and software.)
        .  Release Project Plan (PD)
        .  Release Manufacturing Plan (MfgE)
        .  Release Manufacturing Test Plan (TE)
        .  Transfer a Product Requirements Specification (MfgE)
        .  Phase I (Spec) Ending Review (PD, team)

     Phase I:  Proiect Planning. Rita input deliverables
     ---------------------------------------------------
        .  PO for NRE
        .  PO for production units
        .  Product Reuirements Specification
        .  Sample unit for evaluation

Phase II:  Conceptual Design/Documentation Transfer, SeaMED output deliverables
-------------------------------------------------------------------------------

   .  Release Rita BOM into SeaMED MRP (MfgE)
   .  Transfer Rita drawings and schematics into SeaMED system (MfgE, Doc
  Tech)
      .  Create wire harness assembly drawings (MfgE, Drft)

     .  Re-layout Display PCBA (PCB Designer)
     .  Create Test Specifications (TE, Rita)
     .  Design Test Fixtures (TE)
     .  Phase II (Paper) Ending Review (PD, team)

Phase II:  Conceptual Design/Documentation Transfer, Rita input deliverables
----------------------------------------------------------------------------
   .  Rita BOM
   .  Electronic files of Rita drawings and schematics
   .  Procure Long Lead Items for first Production Build (MC)
   .  Mechanical requirements for Display PCBA redesign actvity
   .  A set of PCBAs for use as Test Fixtures
   .  Test specification requirements
   .  Packaging documentation
   .  Operator's Manual

Phase Ill:  Prototype & Engineering Confidence Testing, SeaMED output
---------------------------------------------------------------------
deliverables
------------
(Note: there are no prototypes in this project.)

   .  Review and RedlineDrawings and Documents (MfgE, QE)
   . Send first article custom magnetics to Rita for Engineering Confidence Testing (TE, Rita)
   .  Build Test Fixtures (TE)
   .  Create process FMEA (MfgE)
   .  Finalize Pre-Prod Manufacturing Plans and Procedures (MfgE, TE)
   .  Phase III (Verification) Ending Review (PD, team)

Phase III:  Prototype & Engineering Confidence Testing, Rita input deliverables
-------------------------------------------------------------------------------
   .  Run-in Test Software

Phase IV:  PreProduction & Design Verification, SeaMED output deliverables
--------------------------------------------------------------------------
   .  Build 25 correlation Production Units at SeaMED (Production, MfgE)
   .  Verify and Validate Test Fixtures (TE)
   .  Verify Test Procedures (TE)
   .  Update Drawings as necessary (MfgE, Drft)
   .  Perform correlation Testing of Hardware (Rita)
   .  Support for Regulatory Submittals (QE)
   .  Phase IV (Final) Ending Reviews (PD, team)

Phase IV:  PreProduction & Design Verification, Rita input deliverables
-----------------------------------------------------------------------
 .     Test results of custom magnetics 1st articles

      Phase V:  Transfer to Production, SeaMED output deliverables
      --------------------------------------------------------------
          .  Production Readiness Review (MfgE, team)
          .  Build remaining Production units on 1st P.O. (Production)

      Phase V:  Transfer to Production, Rita input deliverables
      -----------------------------------------------------------
          .  Correlation test results
          .  Production forecast

     8.6.2. Key Milestones
          . Project Start                              Phase I         1/00
          . Phase I Design Review                      Phase I         2/00
          . Phase II Design Review                     Phase II        2/00
          . Phase III Design Review                    Phase III       4/00
          . Build 1st 25 Production units              Phase IV        5/00
          . Phase IV Design Review                     Phase IV        5/00
          . Production Readiness Review                Phase V         6/00

8.7.  Assumptions
      . Rita Medical Systems will specify and qualify suppliers for any key subassemblies and Plexus will be able to purchase from these suppliers at the Rita Medical prices.

      . Any inspection data or reports available from previous receipt or inspection of material will be made available to SeaMED/Plexus in an effort to reduce material inspection time.

      . Rita will provide one complete, current set of documentation, including the specifications called for on any customer documents, and properly identified (part number and rev) software or magnetic media, if customer supplied.

      . Rita will not provide electronic files for an assembly drawing.
                  ---
        Therefore, SeaMED will need to generate the files.

      . A unit, built to the configuration to be transferred to SeaMED, will be provided. This unit will be used to generate the Assembly Drawing.

      . CAD Models of tooled components such as sheetmetal and cast urethane plastic parts will be available. Other parts will need to be created by SeaMED Drafting.

      . Rita will provide drawings for all parts in the unit.

      . SeaMED will release customer-supplied Rita drawings into the SeaMED system without SeaMED signatures.

      . Operator's Manuals will be supplied by Rita.

      . Packaging for the device has been designed by Rita/Apical and is suitable for shipping production units. The packaging documentation will be released in the Document Transfer process.

        Test Specification Documents are supplied by customer.

8.8.  Approvals and Customer Deliverables

     8.8.1.  Customer Approvals Required

          The following is a list of items that require Rita's approval. The Customer will be notified in writing that their approval is required, but serious delays can result if the approvals are not granted in a timely way:
            .  Project Plan
            .  All Phase -Ending Reviews
            .  Scope / Specification Change Requests
            . Document Change Notices as defined by the Document Change Control Agreement (DCCA) between SeaMED and Rita.
            .  Production Readiness Review (PRR)

             Note: Customer Approval is required per SeaMED Procedure on the Phase Ending Reviews and the PRR.

     8.8.2. SeaMED Approvals Required

            The following is a list of items that require approval of the Director of Project Management:

             .  Project Plan
             .  Phase Ending Reviews

             The following is a list of items that require approval of SeaMED's Vice President and General Manager of Manufacturing:

                .  Production Readiness Review
            Note: See SeaMED Design and Phase Ending Review Procedure, 915005 and SeaMED Production Readiness Review Procedure, 913872 for approvals required.

     8.8.3. Signature Authority
            .  The following are authorized to sign for Rita:
            . Zia Yassinzadeh (Program Manager), Ron Steckel (VP Operations), Dan Balbierz (VP R & D)

     8.8.4. Customer Deliverables

            .  See section 8.6

     8.8.5. Summary of Unit Allocation and Pricing

            . Unit pricing is defined in the Quote given Rita, dated January 12, 2000
               . The first P.O. will be for 200 units. All will be built as Production units.
            . Rita will conduct correlation testing on the first 25 units to ensure that units built at SeaMED conform to the Product
             Specifications.

8.9. Design Reviews

     Various Design Reviews are held throughout a phase as well as at the completion of each phase, or group of phases as appropriate, and conducted per SeaMED Design and Phase Ending Review Procedure, 915005. Design Reviews are documented with a report and placed into the Project Notebook. Design reviews are identified as a task on the Project Schedule, (Appendix B).

8.10. Changes to Project - i.e. scope, spec, schedule, responsibility, etc.

      The Project Plan is revised and changed through the SeaMED Document Change Procedure, 900319, at the end of each phase, and additionally when determined necessary by the Project Director. The Project plan may also be revised thought the "Scope / Specification Change Request Form," see Appendix A. This change request form is used when either SeaMED or the Customer request changes, and is classified into two groups, Major and Minor. Additional pages may be attached as necessary to describe and support the request. The Project Director numbers and tracks the Change number assigned to the Scope Change Request Form. The completed and approved Scope / Specification Change Request Form becomes part of the DHF.

      Example:

      SeaMED recognizes that plans change. SeaMED will notify the customer in writing of any changes foreseen and the ramifications of changes requested by either SeaMED or the Customer. SeaMED classifies changes into two groups.

      8.10.1.  Minor

               . Minor scope changes are those activities which are outside the work defined in the January 12, 2000 scope that do not affect milestone dates and are below $2000.
               . Minor scope changes may be documented in team meeting minutes, a Scope Change request form, or an e-mail sent to the customer, estimating the cost of the change.
               . Scope changes may be approved by the customer by written acknowledgement via letter, fax, or e-mail.
               . Scope changes shall be implemented by revising the appropriate documents, including this project plan.
               . Scope change costs will be handled by Rita either increasing the original NRE P.O. or by issuing a P.O. to cover the Scope Change.
               . In the event that it is necessary to DCN a drawing because it was discovered to be in error or inadequate, and it is determined that the cause was documentation provided by Rita, the implementation of the DCN will be charged to Rita as a minor scope change. Should the DCN be for the convenience of SeaMED or to correct a SeaMED error, there will be no charge.

          8.10.2.   Major

                    . Major scope changes are those activities which are outside the work defined in the January 12, 2000 scope that do affect milestone dates and are in excess of $2000.
                       . Major Scope changes require a re-evaluation of the
                         overall Project schedule and project NRE costs.
                    .  Major scope changes may be documented in a Scope Change request form, or an e-mail sent to the customer, estimating the cost of the change and effect on schedule.
                    . Major scope changes may be approved by the customer by written acknowledgement via letter, fax, or e-mail.
                    . Scope changes shall be implemented by revising the appropriate documents, including this project plan.
                    . Scope change costs will be handled by Rita either increasing the original NRE P.O. or by issuing a P.O. to cover the Scope Change.

     8.11.  Transfer to Production and Project Closure
            .  Transfer of the product to production will be per SeaMED
                Production Readiness Review Procedure, 913872

9.   FINANCE

     9.1.  Budgets
             . This project is a fixed-price project, per the quotation sent January 12, 2000.
             .  See Section 6.6 for any revisions to the budget.
             .  At each Phase-ending Design Review, the project NRE totals and unit pricing will be reviewed. Any amendments to NRE or unit pricing will be documented in Phase-Ending Review minutes and a revision update of this Project Plan,
             .  See Appendix D for the January 12, 2000 quotation.

     9.2.  Cost of Units
             .  The first 25 units will be built to validate the manufacturing transfer of the device; these units will be billed at actual material and labor rates. The remainder of the units will be priced according to the January 12, 2000 quotation.

     Appendix A - Scope Change Request Form

     Appendix B - Master Schedule (subject to change without revision to this document)

     Appendix C - Material Plan

     Appendix D - January 12, 2000 Quotation

 Appendix A - Scope / Specification Change Request Form

                                                                                Sheet 1 of______
Project Name:                                                                   Change Number:
--------------------------------------------------------------------------------------------------------
Requested by:                                               Date:
--------------------------------------------------------------------------------------------------------
Specification Change:  [_] YES [_]  NO                      Scope Change:  [_] Major   [_] Minor
--------------------------------------------------------------------------------------------------------
Requested Change:


--------------------------------------------------------------------------------------------------------
Reason:


--------------------------------------------------------------------------------------------------------
Schedule Impact:


--------------------------------------------------------------------------------------------------------
Program Cost Impact:


--------------------------------------------------------------------------------------------------------
Unit Cost Impact:


--------------------------------------------------------------------------------------------------------
CUSTOMER RESPONSE:       [_] Accept     [_] Reject (attach explanation)
----------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Reviewed By: (Customer & SeaMED)               Date:__________________

Name:___________________________________       Date:_________________

Name:________________________________
--------------------------------------------------------------------------------------------------------

Return completed form to SeaMED, Attn:  Project Director

Appendix B - Master Schedule

Team identification and abbreviation table:
On the following schedule, to the right of each task name is the name of the team member responsible for that task.

Abbreviations used below and in the schedules:
   Initials                Title/Function               Team Member
   --------                --------------               -----------
     PD               Project Director                   Gordon Overbye
     EE               Electrical Engineer                None
     EET              Electrical Technician              TBD
     Drft             Drafter                            TBD
     PCB              PCB Designer                       Tim Tate
     MC               Materials Coordinator              Shelley Cleary
     ME               Mechanical Engineer                None
     MET              Mechanical Technician              TBD
     DC               Document Control Technician        Jeanie Hofland
     QE               Quality/Reliability Engineer       Darin Ronken
     QET              Quality Technician                 TBD
     TE               Test Engineer                      Wayne Waldroup,
                                                         Bruce Mainwaring
     MfgE             Manufacturing Engineer             Dave HvaI,
                                                         Jean Rempel
     Prod             Production                         TBD

Appendix C - Project Material Plan

                            REDBUTTE MATERIAL PLAN

1.   SCOPE

     This document outlines the plans for procurement and management of the materials required for the Prototype and PreProduction builds of the RedButte project. This document is supplemental to the existing Project Plan and associated proposals.

2.   PURPOSE
     The purpose of this plan is to document the management of the material for the RedButte project to meet the schedule, cost and manufacturing objectives.

3.   REFERENCE DOCUMENTS
     906817    SeaMED Supplier Qualification Procedure
     916304    SeaMED Revision Q Procedure
     905245    SeaMED Documentation Manual
     913571    SeaMED Project Plan Procedure
     950053    Project Plan, RedButte
     950056    Plan, Manufacturing RedButte

4.   MATERIAL TEAM

     The Material Support Team (MST) shall consist of representatives from Purchasing, Stores, Receiving Inspection, Production Control, and Supplier Quality and shall be under the leadership of a Material Coordinator. The Material Coordinator shall provide a single point interface on material matters to the Red Butte Project Director, to the Red Butte team, and to the customer.

     The Material Coordinator reviews the master schedule, interprets requirements and develops and manages lower tier schedules which include:
     Identification and procurement of long lead material.
     Accuracy of the BOM, sales order and/or master schedule.
     Release dates of drawings to support schedule.
     Supplier approval schedules.
     Schedule for initialization of hard tooling.

     The Material Coordinator will manage and report to the Project Director material shortages, excess and inactive inventory amounts, transfer price estimates, and any material issues which may impact project schedule or cost.

5.   PROTOTYPEBUILD
     No prototype units will be built for this project.

6.   PREPRODUCTION BUILD

     There is no pre-production build. All units are production units built at rev A. The first 25 units will be billed at actual labor and material cost. Remaining units will be billed as per unit cost quoted on January 12, 2000 quotation (see appendix D). A long lead (greater than 8 weeks lead time) BOM will be generated and master scheduled to support the Production schedule. Upon receipt of a purchase order from Rita the master schedule for the long lead BOM will be removed and a sales order will be loaded to drive the demand for the remaining material. All custom part drawings will be released to Revision A for the purchasing team to buy. Assembly drawings will be released to Revision A prior to work orders being opened.

     While the overall responsibility still resides with the Material Coordinator, the Planner will have the responsibility for the day to day operations (opening work orders, monitoring shortages, expediting, etc.), and data entry of the BOM and BOM changes as provided by the Manufacturing Engineer. The Material Coordinator will work with the Material Team to implement design changes. The Production Planner will monitor the shortage report and expedite material from receiving through to the work cell. MRB meetings will be held as needed to move material through MRB to the work cell. The Planner will provide shortage reports to the Material Coordinator.

7.   SUPPLIERS
     Suppliers for custom parts will be selected the Material Support Team from suppliers on the Approved Supplier List (ASL). Initially, Rita's suppliers will be used to meet production deadlines and requirements until SeaMED is in a position to conduct an orderly transition to its own approved suppliers.

     If a new supplier is needed to meet project production requirements, the Material Coordinator will initiate and oversee the approval process (ref. SeaMED Supplier Qualification Procedure 90618). The cost of the approval process will be billed to the project. A status will be given at Phase Ending reviews.

     Suppliers selected by Rita will be added to the ASL with a Conditional Status-project specific. To initiate this process the customer will send a letter to the Material Coordinator directing SeaMED to procure from the specified supplier.

8.   CUSTOMER SUPPLIED MATERIAL (CSM)
     No customer supplied material will be provided for this project.

9.   SPARES AND OTHER NON-PRODUCTION DEMAND
     It is the customer's responsibility to identify requirements for spares and other non-production demand as early as possible. Failure to plan prudently will result in higher piece part costs and increased risk in achieving schedules.

10.  FINANCIAL

     10.1.  Excess and Inactive

            During the performance of this project, SeaMED will purchase materials support the requirements defined in the contract agreement and the project plan. Certain materials that

            SeaMED will acquire will be subject to minimum-buy requirements, scrap and attrition additions and quantity price breaks which may result in excess material accumulation on the project. Additionally, design changes may cause other materials to become inactive. SeaMED will use it's best efforts to minimize the impact on the project of excess and/or inactive. However, the final costs associated with the accumulation of excess or inactive materials (including storage costs if off site storage is required) will be billed to the customer. A separate SeaMED project billing account will be opened for RedButte project scrap material for the development (including PreProduction) phase of the project. Parts purchased by SeaMED that become inactive due to design changes will be billed to this account on a monthly basis. Due to the difficulty in estimating the amount of scrap, it was not included in the NRE estimate. The Material Coordinator will report on a monthly basis to the Project Director the status and amount of Excess and Inactive Material.

     10.2.  Tooling

            The NRE budget does not include estimates for production tooling. If hard tooling is required, prior to initiation of hard tooling, estimates will be obtained and additional PO coverage will be needed.

            Ownership of the tooling resides with Rita. For confidentiality, Rita's name will not be marked on the tooling. All tooling purchased on this contract shall have the following statement added to the Purchase Order:
               The tooling procured or fabricated under this Purchase Order shall become the property of SeaMED. Each item shall be permanently marked or labeled "Property of SeaMED Corp." Tooling shall be returned to SeaMED on request.

     10.3.  Material Deposits

            No material deposit is required.

     10.4.  Transfer Price Estimate

            The Material Coordinator will track the unit price throughout the development process.

            The initial quote was based on a 11/29/99 BOM. It has been agreed the final transfer price is to be determined following a BOM audit conducted in January 2000.

                        Appendix D - Project Quotation

                               January 12, 2000



Section One
-----------

Company Introduction

The merger of Plexus Corp. and SeaMED Corp. has created a world-class product development and manufacturing organization with a major focus on creating custom electronic and electromechanical products for the medical industry. Plexus has the experience to manufacture and service a complex instrument such as the NSX device. We have a broad range of capabilities in Procurement, Material Handling, Quality Assurance, Test, Manufacturing, Quality, Test Engineering, and Customer Support to support this type of product in the volumes you require.


Corporate Level


Plexus is the premier engineering and product development company in the EMS industry. Plexus engineering services allow our customers to develop reliable products delivered to the market on time and at an acceptable unit cost. At Plexus Corp. we pride ourselves in being able to supply a complete menu of value-added design and manufacturing services, from which our customers can choose. The focus of these services is to provide a competitive advantage in time-to-market, technology, flexibility, and total cost.

The capabilities that Plexus offers span the product life cycle from design, test, and proto-typing through production manufacturing and depot repair/service. This range of expertise allows for the seamless transition of a product from any one phase to another throughout the development and manufacturing cycle. Plexus is able to support product transition from any of these phases of the product life cycle. As part of our corporate strategy, Plexus Corp. provides value-added services while minimizing cost to the customer.

Section Two
-----------

Procurement and Materials Management

Due to changing market conditions and customer requirements, Plexus is continuously reviewing materials procurement and management solutions. Our objective in materials management is to provide the proper mix of flexibility, low cost and minimal component lead-time to meet our customer's objectives. To date, we have provided unique solutions for our existing customers, which include the following:

 .  Flexibility Model (covers up-side and down-side schedule fluctuations)
 .  Assured Supply Models
 .  Bill of Material obsolescence review and management
 .  Proactive Cost Reduction Program
 . Transition of supply from existing sources (customer supplied inventory) . EDI - 830 MRP share with supply base

Each of these strategies is made possible due in part to our excellent supplier relationships and our supply chain management. Plexus corporate procurement is broken into Commodity Teams with experience in the industry and established vendor relationships for each of the major component types (semi-conductors, mechanical parts, OEM components, passive components, interconnecting devices and printed circuit boards).


Manufacturing

The facilities are equipped to support a wide range of manufacturing and test requirements including leading edge technologies as described below. Plexus has successfully transitioned numerous existing products into manufacturing and has instituted a dedicated product introduction team to ensure continuity of supply to our customers. Plexus is committed to on-time delivery and notification in advance of any delivery variances. Plexus customers have access to a dedicated Program Manager to provide up to date product manufacturing and delivery status.

In addition we support all of our products in production through Focus Factories and Product Companies. A typical Focus Factory provides the following services:

 .  Machinery and staff tailored to your products
 .  Self managed and directed production staff
 .  Minimized manufacturing cycle time
 .  Material acquisition and consumption plans
 .  Finished goods management
 .  Agency requirement standards and documentation
 .  Efficient manufacturing (leading to lower manufacturing costs)
 .  Higher quality products (information feedback cycle time is shortened)
 . Dedicated Mfg. Engineering, Materials, and Quality Engineering resources to support continuous improvement of the product

Quality Assurance

Plexus has established solutions for quality inspection and test of all printed circuit card and system level assemblies we manufacture. Quality Engineering works with the Product Company to resolve supplier related quality issues and monitor any field failure trends for continuous improvement opportunities.

Test

Our objective in product testing is to provide the proper test type to ensure a robust product at the lowest possible cost. Our preference is to be involved in the test development as early as possible in the product design process in order to maximize test coverage at the board and system level.

The test services Plexus offers include the following:
 .  In-circuit:  HP307X, GenRad 227X & 228X, Teradyne 18XX
 .  Functional:  Base & Nest, Subassembly, stand alone
 .  Environmental Test: Temperature, vibration, shock
 .  X-ray Laminography
 .  Functional Test (custom designed by Plexus or customer supplied)
 .  Environmental Stress Screen (including vibration, temperature cycling and shock)
 .  Automated data collection
 .  Test software development
 .  Test fixture fabrication
   .  Integrated design for testability

Test Engineering

Plexus has a world-class test design staff with experience in developing tests for medical, industrial, network/telecom, transportation, and other products. For new test requirements, we utilize state-of-the-art development tools, processes and procedures that enable us to develop comprehensive manufacturing test strategies and solutions while managing the NRE costs associated with the program.

Customer Support

Plexus provides a Customer Support Representative for every customer. The Customer Support Representative will provide you information on order and material status, billing and cost information, service and warranty information, and also provides a point of contact for any additional technical services you might need from minor design changes to complete redesigns, and new product introductions.

Section Three
-------------

Unit Price

The unit price is budgetary and is based on the model 1500 BOM dated 11/29/99. Any changes to this BOM may affect the final unit cost. Please see Attachment A for pricing details.

Unit Labor Price

Board level labor is an estimate. Firm custom PCBA labor pricing will be based upon an accurate BOM, assembly drawings, fab drawings, and or a sample. The HLA unit labor price for the device is based on a cellular manufacturing approach for the device. This cell will incorporate point-of-use stocked material and a progressive assembly and test approach. The Product will be built by assemblers and tested by Production Technicians; at lower volumes the product may be built and tested by Production Technicians.

Unit Materials Price

Unit material price is budgetary and is based on the BOM that was dated 11/29/99. When comparing the BOM with the individual BOMS provided 12/15/99 we found many parts discrepancies. We ignored the individual BOMS and got quotes on the BOM dated 11/29/99. In order to solidify material pricing we will need accurate assembly BOMS completed with manufactures and manufactures P/N's. Please see attachment B for comments for custom components. Please see attachment C for material pricing comments.

Unit Test Price

Based on our experience with similar products the following tests have been added to the unit labor cost.
 .  Back-plane
 .  CPU PCA
 .  IO PCA
 .  Thermo Board
 .  Display Driver Board
 .  Display Board
 .  RF Board
 .  System Test
 .  Electrical Safety
 .  Run-in Test
 .  Final Test
 .  QA Final Test

Unit Pricing Notes and Assumptions

 . The assembly labor hours were derived by assembling unit Serial Number 002 that was provided by Rita. There have not been any major mechanical design changes since that time that would significantly affect the assembly process.

 . Minimal amount of Loctite is used. Recommend changing to SEM screws and Kepnuts where possible.

 . Calibration of unit is expected to be direct and not iterative. All calibrations are independent. Test procedures were not available to actually perform this operation at the time of this estimate.

 . Programmable devices can be programmed on an Allpro model 96 programmer and there are six programmable devices in the unit (five SMT and one DIP).

 . Power Entry Module assembly can be performed and is sufficiently documented for assembly by sub-contract wire harness supplier.

 . The RF PCBA only requires attachment of the Fan and Bracket to the Heatsink in Final Assembly. All other assembly (including daughter PCBA/Hybrid) will be performed by PCBA assembly manufacturer.

 .  No Polyimide Tape in unit.

 . No soldering of wires such as the Fan to the RF PCBA. All connections are made with connectors.

 . This quotation is valid for thirty (30) days. Prices will be firm for orders placed within this thirty (30) day period and deliverable within one year of the date of this quotation.

 . Plexus Professional Service Agreement (PSA) or similar, comprehensive manufacturing agreement to be complete and in place prior to acceptance of purchase order for production units.

 .  Customer has a completed product specification.

 . All critical sub-assemblies have been qualified to meet product specification requirements.

 . There will be 25 units built to validate the manufacturing transfer of the device; these units will be billed at actual material and labor rates.

 . The BOM used for estimating the Unit Cost is based on information provided by Rita Medical and our understanding of the system.

 . Rita Medical Systems will specify and qualify vendors for any key subassemblies and Plexus will be able to purchase from these suppliers at the Rita Medical prices.

 . Changes to the system design and/or manufacturing process, after release for production, will include review and written approval by both Rita Medical Systems and Plexus.

 .  Assembly, Test, and Receiving Inspection first pass yields will be at least
   95%.

 . Any materials transferred to SeaMED/Plexus will be shipped in individual containers with SeaMED/Plexus part numbers for easy identification.

 . Any inspection data or reports available from previous receipt or inspection of material should be made available to SeaMED/Plexus in an effort to reduce material inspection time.

 .  Plexus Electronic Assembly normally uses No Clean Solder Paste and Wave
   Soldering Flux. Plexus Electronic Assembly does not attempt to clean the flux residues from assemblies unless otherwise specified.

 . Plexus Electronic Assembly Documentation Control Dept. will require the following at the time a purchase order is placed:

A. One complete, current set of documentation.
B. The specifications called for on any customer documents.
C. Properly identified (part number and rev) software or magnetic media, if customer supplied.

 . Plexus Electronic Assembly must be placed on internal routings, to ensure that we will always have the latest revision of any of the above.

 . Plexus' Corporate Engineering, Safety and Environmental Departments must review all chemicals specified for the manufacture of the products herein for health and safety issues, compliance with regulations and manufacturability.

 . All products, test fixtures and manufacturing equipment required to assemble these products must be year 2000 compliant before acceptance of purchase order.

 . Terms of payment are net-thirty (30) days and subject to final credit approval by Plexus Electronic Assembly.

 .  All shipments are FOB point of shipment Bothell, WA

Section Four
------------

     Mfg. Transfer Non-Recurring Encilneerina Services for the Model 1500
     --------------------------------------------------------------------


1. Assembly Drawing and Instructions Generation    $13,450

    Value Added Service:
   . Create Assembly Drawing with Instructions that SeaMED can use to build the device.
   Assumptions:
   . Rita will not provide electronic files for an assembly drawing.  Therefore,
              ---
    SeaMED will need to generate the files.
   . A unit, built to the configuration to be transferred to SeaMED, will be provided.  This unit will be used to generate the Assembly Drawing.
   . CAD Models of tooled components such as sheetmetal and cast urethane plastic parts will be available. Other parts will need to be created by Drafting.

2. Documentation Transfer                            $16,700

   Value Added Service:
   . Drawings will be released in SeaMED's system in order to procure, inspect, and stock parts for manufacturing.
   . SeaMED will minimize the cost of this activity by simply taking Rita's drawings, creating a part number, and releasing them as is with a cover sheet.
   Assumptions:
   .  Rita will provide drawings for all parts in the unit.
   .  Documents will be transferred at $50/part.
   . Per a Rita Excel BOM, dated 11-29-99, there are 392 parts that need to be transferred.
   .  There will only be one A-Level assembly.
   . All drawings have had a thorough tolerance analysis and include complete material and finish callouts.
   .  All dimensions are in inches.
   . All components have completed Source Control Drawings that include manufacturer, part numbers and data sheets.

 3. Production Process Setup                                  $16,800

    Value Added Service:
    . Create a Manufacturing Plan that will ensure the product is built in the most efficient manner.
    . The production processes to build and test the device will be created at
      SeaMED.
    . Generate the Bill of Material in MRP to structure material procurement and the manufacturing process in the most efficient manner.
    . All assembly tools will be identified and setup in the Product Cell at the point of use.
    . Any assembly fixtures needed will be identified during this activity.
    . Assemblers and Technicians will be trained to build and test the device.
    . Release of the Product and Processes to production.
    Assumptions:
    . Hands on training at Apical where units could be built, tested, and shipped by SeaMED personnel will not be provided.
                                       ---
    . A unit, built to the configuration to be transferred, will be provided to
      SeaMED in order to setup the manufacturing process.
    . A representative of Rita who knows the product, will be on-site at SeaMED as needed to help set up the manufacturing process.
    . There is minimal tribal knowledge required to build and test the unit.
    . Generic assembly tools (e.g. screwdrivers, torque drivers, wrenches, etc.)
      are not charged to the customer.
    . No assembly fixtures and jigs will be transferred to SeaMED.  The cost to build assembly fixtures is not included in this cost estimate.
    . A Process FMEA is already done by Rita and is not part of this proposal.
      The Process FMEA will be released in the Document Transfer process.
    . Operators' Manuals will be supplied by Rita.
    . Packaging for the device has been designed by Rita/Apical and is suitable for shipping production units. The packaging documentation will be released in the Document Transfer process.

4.  Mfg. Test Planning and Approach                            $14,700

    Value Added Service:

    . A manufacturing test plan will be developed to outline the approach for testing the device in production. The customer will approve this plan before proceeding into detailed test fixture design and development.

    . A manufacturing test specification will be developed that outlines all of the characteristics that will be tested on the device and to what tolerance.
Assumptions:
    . Due to low quantities, ICT will not be implemented, however the PCBAs could be modified to allow for ICT in the future should quantities exceed estimates.
    . ICT fixtures and programming are not included in this proposal and exceed the scope the
    project. All tests are manual with the exception of Run-In Test which will be automated.
  . Testing will consist of PCBA and system level tests.  Power supply voltages and signals necessary to meet device specifications will be measured.
  . The HCU's software will be used in a test mode to read external stimulus
    (inputs) and control outputs that will be measured by independent test equipment.
  . The safety functions will also be tested.
  . PCBAs may be tested in the system or on a bench top tester depending on access to the PCBAs in the HCU.
  . Electrical safety of the HCU will be tested. This will consist of leakage current tests and dielectric strength tests. These tests will not require or include the disposable.


5. Mfg. Test Procedures                                       $33,495

Value Added Service:
The following test procedures will be developed and released to test the model 1500 in manufacturing:

 .  Back-plane
 .  CPU PCA
 .  IO PCA
 .  Thermo Board
 .  Display Driver Board
 .  Display Board
 .  RF Board
 .  System Test
 .  Electrical Safety
 .  Run-in Test
 .  Final Test
 .  QA Final Test

Assumptions:

none

6. Mfg. Test Fixture Material and Labor                       $44,750

Value Added Service:
 . Golden Board Test Fixture (GBTF) will be designed and built to support board level test, calibration and debugging of individual PCBAs. This fixture will also be used to provide in/out of house service boards. This fixture will include various RF loads, thermocouple simulation, provide open thermocouple simulation, load for audio drivers, and foot switch or foot switch simulator. Additional bench top equipment will be required to support the testing including a temperature measuring device, PC (to communicate with the unit), Oscilloscope, DMM, etc. Standard bench top test equipment is supplied by SeaMED. Specialized equipment specific to the HCU testing or equipment built into test fixtures is charged to the customer.

 . System Test Fixture will be almost identical to the GBTF less the portion that holds and powers the Golden Boards. It will probably share the various RF loads, Thermocouple simulation, provide open thermocouple simulation, load for audio drivers, and foot switch or foot switch simulator. The bench top test equipment will also be shared. This approach will reduce the quantity of fixtures and equipment and therefore cost.

 . Run-In Test Fixture will be very dependent on the type of requirements defined by the customer. The level of support needed to energize the RF output and the duration it can be driven will affect the complexity of the fixture design. We propose the fixture be modular and initially be built to support 4 units simultaneously. It will be designed to extend to 8 units by adding components when higher production quantities require additional capacity. The approach includes a PC, 8 port RS-232 board, Digital I/O board, AC line control switch system, RF loads and pneumatic control system. Test software will be developed to automate this fixture.

 . The Electrical Safety Test will use SeaMED's safety analyzer and Hipot tester. Custom cables will be required to connect the unit being tested to the test equipment. These are considered test fixtures and will be documented, verified, and validated as such.

 . The Quality Assurance (QA) Final will be a stripped down version of the System Test Fixture. It will not require bench top test equipment.

Assumptions:

 . The system test pneumatic system could be eliminated if the unit's RF output can be Controlled via its RS-232 port or method other than the foot switch. If the unit's RF output can be controlled continuously without over heating the unit and there is no requirement for power cycling, the majority of the test equipment can be eliminated. This proposal estimates the worst case cost for a 4 station run-in test fixture.

 .  The GBTF gold board set is not included in the cost of this proposal.

7. Additional Documentation Included

The following documentation will be created during the test development process.

 .  Manufacturing Test Plan.
 .  Test Specification Documents (supplied by customer).
 .  Test Fixture Documentation including Theory of operation, Verification and
   Validation

   Procedures (one for each type of fixture).
 .  Test Fixture Verification and Validation Reports (one for each type of fixture).
 .  Test Procedures (one for each test identified above).
 .  Test Procedure Verification Reports.

8. PCBA Design Upgrade                                        $6,000

This section covers the added design work and costs to move the PCB mounted switches to a new membrane switch panel. The plan would incorporate this design concurrent with manufacturing transfer of the device, starting with concurrent approval. SeaMED will provide the PCBA redesign, Rita will perform the redesign of the Front Panel and overlay.

Value added service:
 .  Re-layout the LED PCBA to:
 .  Remove switches and obsolete traces
 .  Eliminate interference between PCB and connectors
 .  Trim/notch PCB top and bottom
 .  Add 11 position single row ribbon cable locking connector
 .  Eliminate extra mounting holes not needed

Assumptions:
 .  Existing electronic files are available for the PCB in a format that can be used at SeaMED.
 .  No function or specification change to unit or unit performance.

 .  No re-qualification required.

Estimate - Labor NRE --- EE, PCB designer, ME, drafting -- $6,000
      Material NRE
          None.
          At this time it is not envisioned that a prototype run the new PCBA will be done. Film and tooling for the PCB will be billed out as a pass-through cost when parts are ordered for production

TOTAL DESIGN NRE -- $6,000

9. Additional Engineering Services Requested By Rita Medical

Value Added Service:

 . Review BOM dated 11/29/99 with 392 parts listed and audit to physical sample provided by Rita Medical week of 1/3/00 to correct any BOM errors prior to loading BOM into SeaMED MRP system. Manufacturers and P/Ns will also be audited as part of this process. Any discrepancies will be reported to Rita Medical for disposition. $6,600

 . Document 9 Wire Harnesses from BOM and Physical sample provided by Rita
  Medical. These documents will be suitable for purchasing wire harnesses as sub-assemblies from wire harness suppliers. $4,140

 . Create source control drawings for parts that are not currently documented at SeaMED. There are approximately 262 parts that will require SCDs and we estimate that we will have to create SCDs for approximately 1/3 of these or 87 SCDs. $6,633.

[BAR TABLE GRAPHICS]

[BAR TABLE GRAPHICS]

                                  Attachment C

[LOGO HERE]                      Plexus Corporation                             Quote #                0
The Product Realization Company  2121 Harrison Street
                                 Neenah, WI  54957-0529                         Date:                  2/28/00
                                 (920) 722-2826  Fax (920) 720-6700
===================================================================================================================================

Company:                  Rita Medical Systems         Project Name:              Ablation System
                          967 N. Shoreline Blvd.       Assembly #:                Model 1500
                          Mountain View, CA            Assembly Rev:              N/A
                                                       Assembly Name:
Attention:                Ron Steckel                  Prepared by:               John Grein
cc:                                                    Phone:                     425-398-2825

UNIT COST INFORMATION

                                     ---------------------------------------
Estimated Annual Quantity              [***]     [***]      [***]      [***]
                                     ---------------------------------------
Estimated Release Quantity             [***]     [***]      [***]      [***]
                                     ---------------------------------------

I.        MATERIALS          [***]      [***]      [***]      [***]
II.       PCBA LABOR         [***]      [***]      [***]      [***]
III.      FINAL ASSY. LABOR  [***]      [***]      [***]      [***]
IV.       ICT TEST            N/A        N/A        N/A        N/A
V.        FUNCTIONAL TEST     Inc.       Inc.       Inc.       Inc.
VI.       RUN IN TEST         Inc.       Inc.       Inc.       Inc.
VII.      PACKAGING           Inc.       Inc.       Inc.       Inc.
                           ----------------------------------------
VIII.     TOTAL              [***]      [***]      [***]      [***]
                           ----------------------------------------
INVENTORY CARRY/MONTH        [***]      [***]      [***]      [***]

See Note 3

      Notes
      -----
1.    ICT Test is not included, PCBA design does not support ICT.
2. Functional PCBA, System Test, Ambient Run-In Test. Electrial Saftey, and Final Testing Inc. in Final Assy Labor.
3. Investory Carrying Cost/Month is based on purchasing [***] in material for Initial PO of [***] units.
      On initial PO of less than [***] units a carrying charge of [***] will apply from date of last shipment on Initial PO to date of first shipment on next PO.

NON-RECURRING CHARGES

A.      PCB TOOLING                           [***]
B.      PCB ETF                               [***]
C.      ICT FIXTURE                            N/A
D.      FUNCTIONAL FIXTURE                    [***]
E.      PCBA PROCESS DEVELOPMENT               N/C
F.      XRAY TOOLING                           N/A
G.      SMT PROGRAMMING                        Inc.
H.      SMT STENCIL (S)                        Inc.
I.      AUTO-INSERT PROGRAMMING                N/A
J.      CONFORMAL COATING PROG.                N/A
K.      MANUFACTURING SETUP                   [***]
L.      OTHER                                 [***]


SPECIFIC ASSEMBLY NOTES AND ASSUMPTIONS

A.     See Previous Proposal Dated January 12, 2000.

B.     Final Assembly Labor is Estimated Within +/- 15%.
C.     Current PCB Supplier is Capable of Meeting Plexus Production
       Requirements.
D.     PCBA process development costs up to [***] will be paid by Plexus.
E.     Rita Medical responsible for additional costs due to design costs.
F.
G.
H.

                                 Attachment D

1.   DESCRIPTION

     The RITA Medical Systems, Inc. Model 1500 Series Electrosurgical Generator is designed to provide monopolar radio frequency energy to be used for coagulation and ablation of soft tissue. The unit is specifically designed for use with RITA Electrosurgical Devices. It provides multiple temperature sensor measurements, impedance and power monitoring to assist the practitioner in delivering the desired energy to the target tissue.

     The RITA Electrosurgical system consists of an RF generator, a disposable electrode, here referred to as the device, a patient connection cable, a return pad, a power cord, and may also include an auxiliary temperature probe. The generator provides the RF energy to the device through the cable. The device consists of a number of deployable branches, some or all equipped with a thermocouple. The return pad, also known as the dispersive electrode, provides the return path for the RF energy applied by the device. The power cord is a medical grade line cord that provides AC power to the generator. The system is capable of reading up to three auxiliary temperatures through a passive auxiliary probe. This probe is not capable of delivering any RF energy, and is used to provide temperature information about the surrounding tissue. This probe is connected to the auxiliary port of the generator via an auxiliary cable.

     To use the system, the generator is plugged into the wall outlet. The device is connected to the generator via the patient connection cable. The dispersive electrode is placed on the appropriate location on the body and connected to its port on the generator. Once the system is successfully powered up, the user can set the parameters of the procedure such as the mode of operation, procedure time, procedure temperature, and the power delivery level. With the device placed in the tissue to be ablated and its electrodes deployed, RF can be turned on. The system parameters are continuously monitored and reported by the generator. If the measured parameters are outside the acceptable limits, the RF energy delivery stops and a message appears on the LCD display. The RF energy delivery ceases once the procedure is completed based on the initial user defined parameters.

2.   SPECIFICATION

     2.1.  Product Classification

           Base on IEC 601-1 the product is classified as Class I, Defibrillator Proof, type BF Medical Electrical Equipment.

     2.2.  Power Requirements

           100-240V, 50-60 Hz.  Auto switching universal power supply.

     2.3.  Rated Input Power

           600 VA

     2.4.  Rated Output Power

           2.4.1.  150 Watts into25-100 OHMS

           2.4.2. Minimum of 100 Watts into impedance ranges of 10-25 OHMS, and 100-150 OHMS

           2.4.3.  Power Accuracy +/-10% or 2 Watts, whichever is greater

           2.4.4.  Operating Frequency 460 kHz +/-5%

     2.5.  Environmental

           2.5.1.  Temperature 10-40(degrees)C

           2.5.2.  Humidity 85% Non-Condensing

     2.6.  Operating Impedance

           2.6.1.  10-999 OHMS in all modes

           2.6.2. Outside these ranges RF can not get activated, or if active it will turn OFF.

           2.6.3.  Impedance Accuracy +/-20%

     2.7.  Temperature Measurement

           2.7.1. Up to 9 channels of temperature measurement. Six channels of device temperature monitoring and three channels of passive electrode temperature monitoring

           2.7.2.  T type thermocouple temperature sensors

           2.7.3.  Cold Junction Compensation capability

           2.7.4. Temperature measurement display range 15(degrees)C to 125(degrees)C. Internal measurement capability up to 150(degrees)C minimum.

           2.7.5. Temperature measurement accuracy +/-3(degrees)C for 20-120(degrees)C, -5/+3(degrees)C for LO,-3/+5(degrees)C for HI, +5(degrees)C for OP.

     2.8.  Microprocessor

           Motorola 68HC11

     2.9.  Software

           Mainly in "C" Language Software Programming. Assembly language to be used as required.

     2.10.  User Interface

            2.10.1.  Front Panel Ports

                     2.10.1.1. Device Port: Provide means of connecting the device to the generator via the patient cable. The port is keyed for proper connection.

                     2.10.1.2. Auxiliary Port: Provides means of connecting the passive probe to the generator via the auxiliary cable. The port is keyed (different from the Device port) for proper connection.

                     2.10.1.3. Return Pad Port: Provides means for connecting a dual pad Dispersive Electrode to the generator.

                     2.10.1.4. Foot Pedal Port: Connects a pneumatic foot switch for activating and deactivating RF delivery.

            2.10.2.  Front Panel Switches

                     2.10.2.1. RF ON/OFF Switch: Push type switch to turn the RF energy delivery ON and OFF.

                     2.10.2.2. Track Ablation Switch: Toggles the system in and out of Track Ablation mode. In this mode the power defaults to 15 watts and can be adjusted from 0 to 25 watts.

                     2.10.2.3. Control Mode Switch: Sets the mode of operation. Modes are:

                             . Automatic Temperature Control (ATC). Uses temperature as feedback for delivery of power. There are three Modes under ATC:

                                   A.   ATC on average of all selected
                                        thermocouples. This is an automatic
                                        control mode of operation where the
                                        power delivery is served about a set
                                        temperature point. The measured
                                        temperature used in this control loop is the average of all selected temperature sensors of the device.

                                   B.   ATC on the highest reading. This is the
                                        same as in A above, except that the
                                        measured temperature for the control
                                        loop is the highest reading of all the
                                        selected thermocouple.

                                   C.   ATC on the lowest reading. This is the
                                        same as in A above. except that the
                                        measured temperature for the
                                        control loop is the lowest reading of
                                        all the selected thermocouple.

                             . Power Control. This is an automatic control mode of operation where the power delivery is servoed about a set power. The system delivers the maximum of the preset power for the preset amount of time. In this mode measured temperatures are displayed only, and are not used in the control of the power delivery.

                     2.10.2.4. Set Temperature Switches: An up switch and a down switch for setting the target temperature set point in ATC mode. This is the maximum temperature the system would try to achieve and maintain during the procedure. Target temperature can be set from 50-120(degrees)C with 1(degrees)C resolution. Default is 100(degrees)C. Target temperature can be changed at any time during the procedure.

                     2.10.2.5. Set Power Switches: An up switch and a down switch to set the maximum power the system would deliver during the procedure. In Power Control default is set to 1 Watt, in ATC mode default is set to 150 Watts. Power set resolution is 1 Watt. Switches when held down will auto increment/decrement the Power set.

                     2.10.2.6. Timer Switches: Sets the time the treatment would run at the set point temperature in ATC. In Power mode this sets the RF delivery time. Time can be set from 0.1 to 60.0 minutes in 0.1 minute resolution. Once this time is counted down to zero, RF delivery ceases. An up switch and a down switch set the Timer value. These switches can be held down to auto increment decrement. A third switch (Manual Timer Switch), in the ATC mode allows the user to manually start the count down once the RF delivery starts. In ATC mode the count down starts when the measured temperature is equal or greater than the target temperature for 15 seconds. Count down stops if the measured temperature is 5(degrees)C less than the target temperature for 15 seconds. Default timer is set to 8.0 minutes.

                     2.10.2.7. Device Temperature Switches: Each Device Temperature sensor has an accompanying switch adjacent to its display. The switch is used to select or deselect the reading of the sensor in the temperature control algorithm. If the sensor is selected, its reading is used in the calculation of the average device temperature, or in determining the highest or lowest measured temperatures. The last sensor can not be deselected in the ATC mode prior or during RF delivery.

                     2.10.2.8. Auxiliary Temperature Switches: Each Auxiliary Temperature sensor has an accompanying switch adjacent to its display. These switches function similar to Device Temperature sensors.

            2.10.3.  Front Panel LED's

                     2.10.3.1. RF LED: A blue LED that flashes once a second when the system is in standby. When RF is turned on, this LED stays on continuously. The LED is OFF under system failure condition.

                     2.10.3.2. Track Ablation LED: A green LED that is OFF when this mode is not selected, flashing approximately every second when the mode is selected, and is ON when the mode is active.

                     2.10.3.3. Device Temperature LED's: Each Device Temperature sensor has an accompanying green LED adjacent to its display. The LED is ON when the temperature sensor is selected and is OFF when it is deselected.

                     2.10.3.4. Auxiliary Temperature LED's: Each Auxiliary Temperature sensor has an accompanying green LED adjacent to its display. The LED's function similar to Device LED's.

            2.10.4.  Front Panel Displays:

                     2.10.4.1. LCD Display: A 40 x 2 character back lit LCD. Informs the user of the status of the generator.

                     2.10.4.2. Control Mode Display: A two digit, seven segment, green LED display for displaying the mode of operation. It displays:

                                A  For ATC average on all selected thermocouples

                                H  For ATC on the highest thermocouple reading

                                L  For ATC on the lowest thermocouple reading

                                P  For Automatic Power Control

                                C  For Track Ablation

                     2.10.4.3. Set Temp Display: A three digit, seven segment, green LED display for displaying the Set Temperature in whole units of (degrees)C.

                     2.10.4.4. Set Temp Display: A three digit, seven segment, green LED display for displaying the Set Power in whole units of watts.

                     2.10.4.5. Power Delivered Display: A three digit, seven segment, green LED display for displaying instantaneous power delivered in whole units of watts.

                     2.10.4.6. Timer Display: A three digit, seven segment, green LED display. Displays time to 1/10 of a minute resolution. Maximum allowed time is 60.0 minutes. This display, prior to the start of the treatment, shows the time set for treatment at the set point temperature. Once the treatment starts, the display shows the remaining time of treatment at the preset temperature. If the set point is lost, the timer also stops. The count down resumes once the target temperature is reached again. During Cool Down cycle, this display counts up 0.5 minute to indicate the duration of this cycle.

                     2.10.4.7. RF Time Display: A three digit, seven segment, green LED display. Displays total time RF has been on in 1/10 of a minute resolution. The display resets to zero at the onset of a new treatment cycle.

                     2.10.4.8. Impedance Display: A three digit, seven segment, green LED display. Displays the real time impedance value of the tissue in whole units of ohms. The display shows impedance range of 0-999(OHMS). If the measured impedance is above 999(OHMS), the display shows OP.

                     2.10.4.9. Device Temperature Displays: 6, three digit, seven segment, green LED displays that display the temperature readings of the device thermocouples in whole units of (degrees)C for temperatures between 15-125(degrees)C. For temperatures below 15(degrees)C, LO is displayed. For temperatures greater than 125(degrees)C and less than 150(degrees)C HI is displayed. For temperatures above 150(degrees)C OP is displayed. OP is also displayed if there are no thermocouples present in that location. If all temperature channels measure OP, the displays remain blank. When HI is displayed or when OP is displayed for values above 150(degrees)C, the actual temperature readings are used for the temperature control algorithm.

                     2.10.4.10. Auxiliary Temperature Displays: 3, three digit, seven segment, green LED displays that display the temperature readings of the thermocouples in the passive auxiliary probe. The auxiliary probe displays functions similar to the Device Temperature Displays.

            2.10.5.  Power Entry Module

                     Located on the rear of the generator. The module is equipped with fuses on line and neutral. It also includes the main power switch. The fuses are rated at 6.3 Amps.

            2.10.6.  Equipotential Stud

                     Located on the rear panel of the generator.

            2.10.7.  RS-232 Port

                     DB-9 connector located on the rear panel of the generator. Unidirectional, 9600 Baud,8 bits, I stop bit, and no parity. Rx pin 2, Tx pin 3, GND pin 5. Cable is a direct 1:1 connection, no (Rx, Tx) reversal.

            2.10.8.  Buzzer

                     To provide audible feedback when the state of the machine is changed, or the switches are pressed, and when RF delivery is active.

     2.11.  Mechanical

            2.11.1.  Dimensions: 14.75 IN wide, 17 IN deep, 5.25 IN high

            2.11.2.  Weight: 25 lbs, +10%.
                                     -

            2.11.3. Enclosure: Steel enclosure with plastic front bezel and side brackets with RITA's approved colors.

            2.11.4. Overlay: Front overlay with RITA's approved graphics and colors.

     2.12.  Shipping and Vibration

            ASTM-D41 69

     2.13.  Cleaning and Disinfecting

            Isopropyl alcohol can be used with no degradation in quality and finish of labels.

     2.14.  Standards

            U12601, IEC 601-1, IEC 601-1-2, IEC 601-2-2. Must meet the requirements of FDA Quality System Regulation, 21CFR820, Medical Device Directive 93/42/EEC, and Quality System Standards, ISO 9001, and EN 46001.

3.   ACCESSORIES SPECIFICATIONS

     3.1.  Device Specification

           Refer to each product's Design Inputs documents.

     3.2.  Auxiliary Temperature Probe

           Refer to each product's Design Inputs documents.

     3.3.  Auxiliary Temperature Cable Specification

           3.3.1. The auxiliary cable shall have locking, keyed connectors for connection to only the Model 500 and 1500 Series RF Generator on one end and only RITA Auxiliary Temperature Probes on other end. The connectors shall be the same on both ends.

           3.3.2. The auxiliary cable shall meet the IEC 601-1 requirements for cables and interconnects.

           3.3.3.  The auxiliary cable shall be 120+2 inches long.
                                                   -

           3.3.4. The auxiliary cable shall be manufactured non-sterile but be reusable (be capable of withstanding 50 steam sterilization cycles.

     3.4.  Main Cable Specification

           3.4.1. The main cable shall have locking, keyed connectors for connection to only the Model 1500 Series RF Generator on one end and only RITA Devices on other end. The connectors shall be the same on both ends.

           3.4.2. The main cable shall meet the IEC 601-1 requirements for cables and interconnects.

           3.4.3.  The main cable shall be 120+2 inches long.
                                              -

           3.4.4. The main cable shall be manufactured non-sterile but be reusable (be capable of withstanding 50 steam sterilization cycles.

     3.5.  Dispersive Electrode Specification

           3.5.1. The dispersive electrode shall meet the appropriate sections of AAMI/ANSI HF18.

           3.5.2. The dispersive electrode shall be capable of adhering adequately to skin without adverse skin irritation upon removal.

           3.5.3. The dispersive electrode area shall be of sufficient size to dissipate energy at the maximum rated power output in accordance with ANSI/AAMI HF-18 requirements.

           3.5.4. The connector on the dispersive electrode shall be compatible with the dispersive electrode connection port on the Model 1500 Series RF Generator.

     3.6.  Power Cord Specification

           3.6.1. The power cord shall be a medical grade line cord that provides AC power to the generator

     3.7.  Foot Pedal Specification

           3.7.1. The foot pedal shall be a pneumatic-type switch that allows continuous RF energy.

           3.7.2. The connector on the foot pedal shall be compatible with the foot pedal connection port on the Model 1500 RF Generator.

           3.7.3. The user shall be able to use the foot pedal to turn on RF power only when the RF Generator is in Ready mode.

           3.7.4. The user shall be able to use the foot pedal to turn off RF power at any time.

           3.7.5 The length of the cable connecting the foot pedal to the RF generator shall be 120+4 inches
                                        -


                                 ATTACHMENT D

1.   SCOPE

     The purpose of this document is to describe the software used in the model 1500 RF generator and to provide a guide for its verification.

     This document only applies to the software used in the RITA model 1500 Generator.

2.   PRODUCT DEFINITION

     The RITA Medical Systems, Inc. Model 1500 Series Electrosurgical Generator is designed to provide monopolar radiofrequency energy to be used for coagulation and ablation of soft tissue. The unit is specifically designed for use with RITA Electrosurgical Devices. It provides multiple temperature sensor measurements, impedance and power monitoring to assist the practitioner in delivering the desired energy to the target tissue.

     The RITA Electrosurgical system consists of an RF generator, a disposable electrode, here referred to as the device, a patient connection cable, a return pad, a power cord, and may also include an auxiliary temperature probe. The generator provides the RF energy to the device through the cable. The device consists of a number of deployable branches, some or all equipped with a thermocouple. The return pad also known as the dispersive electrode, provides the return path for the RF energy applied by the device. The power cord is a medical grade line cord that provides AC power to the generator. The system is capable of reading up to three auxiliary temperatures through a passive auxiliary probe. This probe is not capable of delivering any RF energy, and is used to provide temperature information about the surrounding tissue. This probe is connected to the auxiliary port of the generator via an auxiliary cable.

     To use the system, the generator is plugged into the wall outlet. The device is connected to the generator via the patient connection cable. The dispersive electrode is placed on the appropriate location on the body and connected to its port on the generator. Once the system is successfully powered up, the user can set the parameters of the procedure such as the mode of operation, procedure time, procedure temperature, and the power delivery level. With the device placed in the tissue to be ablated and its electrodes deployed, RF can be turned on. The system parameters are continuously monitored and reported by the generator. If the measured parameters are outside the acceptable limits the RF energy delivery stops and a message appears on the LCD display. The RF energy delivery ceases once the procedure is completed based on the initial user defined parameters.

3.   OVERALL SYSTEM DESCRIPTION

     The RITA Generator is a class I, Defibrillator proof, type BF medical equipment. The system is powered by a universal power supply, and can deliver 150 watts of RF energy. The range of allowable impedance is 10-999U. The system runs on a Motorola 68HC11 microprocessor with "C" programming language software. The user interface and functions are as follow:

     3.1.  RS-232                       Unidirectional serial port located on
                                        the rear panel

     3.2.  RF ON/OFF Switch             Turns the RF energy on and off

     3.3.  Foot Pedal                   Functions like RF ON/OFF switch

     3.4.  RF LED                       A blue LED that flashes once a second
                                        when system is in standby, and is
                                        continuously on when the RF is being
                                        delivered.

     3.5.  Track Ablation Switch        Toggles the system in and out of Track
                                        Ablation (TA) mode. It also turns RF OFF when RF is active in TA mode. It can not turn RF ON. TA mode allows the user to ablate the needle track usually at the termination of a procedure. In this mode the power defaults to 15 watts and can be adjusted from 0 to 25 watts.
                                        Temperatures are monitored in this mode.
                                        No time information is available. The
                                        buzzer beeps intermittently in this
                                        mode.

     3.6.  Track Ablation LED           A green LED that is off when this mode
                                        is not selected, flashing when the mode
                                        is selected, and is on when the mode is
                                        active.

     3.7.  Control Mode Switch          Sets the mode of operation. The modes
                                        are:

                                        1.   Automatic Temperature Control
                                             (ATC). Uses temperature as feedback
                                             for delivery of power. There are
                                             three modes under ATC:
                                             A.   ATC on average of all selected
                                                  thermocouples. This is an
                                                  automatic control mode of
                                                  operation where the power.
                                             B.   delivery is servo controlled
                                                  about a set temperature point.
                                                  The measured temperature used
                                                  in this control loop is the
                                                  average of all selected
                                                  temperature sensors of the
                                                  device.

                                             C.   ATC on the highest reading.
                                                  This is the same as in A
                                                  above; except that the
                                                  measured temperature for the
                                                  control loop is the highest
                                                  reading of all the selected
                                                  thermocouple.
                                             D.   ATC on the lowest reading.
                                                  This is the same as in A
                                                  above, except that the
                                                  measured temperature for the
                                                  control loop is the lowest
                                                  reading of all the selected
                                                  thermocouple.
                                        2.   Power Control. This is an automatic
                                             control mode of operation where the
                                             power delivery is servoed about a
                                             set power. The system delivers the
                                             pre set power for the pre set
                                             amount of time. In this mode
                                             measured temperatures are displayed
                                             only, and are not used in the
                                             control of the power delivery.

     3.8.  Control Mode Display         Displays:
                                        "A" For ATC on all selected
                                            thermocouples
                                        "H" For ATC on the highest thermocouple
                                            reading
                                        "L" For ATC on the lowest thermocouple
                                            reading
                                        "P" For Automatic Power Control
                                        "C" For Track Ablation

     3.9.  Set Temp Display             Displays the set temperature in whole
                                        units of (degrees)C.

     3.10. Set Temp Switches            The up arrow increments and the down
                                        arrow decrements the temperature set
                                        point. The set point is the maximum
                                        temperature the system would try to
                                        achieve and maintain during the
                                        procedure. Temperature can be set from
                                        50-120(degrees)C. The switches can be
                                        held down for auto increment/decrement.

     3.11. Set Power Switches           Sets the maximum power the system would
                                        deliver during the procedure. The up
                                        arrow increments and the down arrow
                                        decrements the setting respectively.
                                        Power can be set from 1-150 watts. The
                                        switches can be held down for auto
                                        increment/decrement.

     3.12. Set Power Display            Displays the power setting in whole
                                        units of watts.

     3.13. Power Delivered Display      Displays the instantaneous power
                                        delivered in whole units of watts.

     3.14  Timer Switches               Sets the time that the treatment would
                                        run at the set point temperature. Once
                                        this time is count down to zero the RF
                                        delivery ceases. The up
                                        arrow switch increments and the down
                                        arrow switch decrements the desired time setting. These two switches can be held down for auto increment/decrement. The third switch allows the user to manually start the count down once the RF delivery starts.

     3.15.  Timer Display               Displays the time to 1/10 of a minute
                                        resolution. Maximum allowed time is 60.0 minutes. This display, prior to the start of the treatment, shows the time set for treatment at the set point temperature. Once the treatment starts the display shows the remaining time of treatment at the preset temperature. If the set point is lost the timer also stops. The count down resumes once the target temperature is reached again.
                                        During the cool down cycle this display
                                        counts up 0.5 minute to indicate the
                                        duration of this cycle.

     3.16.  RF Time Display             Displays the total time the RF has been
                                        on in 1/10 of a minute resolution. This
                                        display resets to zero at the onset of a new treatment cycle. A treatment cycle is considered to be complete if in the previous cycle the Timer reached zero or if TA mode was activated.

     3.17.  Impedance Display           Displays the real time impedance value
                                        of the tissue in ohms. The display shows impedance range of 0-999U. When the measured impedance is above 999 U, the display shows OP.

     3.18.  Device Temperatures         Displays the temperature readings of the
                                        device thermocouples in whole units of
                                        (degrees)C for temperatures between 15-
                                        125(degrees)C. For temperatures below
                                        15(degrees)C, LO is displayed. For
                                        temperatures greater than 125(degrees)C
                                        and less than 150(degrees)C, HI is
                                        displayed. For temperatures above
                                        150(degrees)C, OP is displayed. OP is
                                        also displayed if there are no
                                        thermocouples present in that location.
                                        If all temperature channels measure OP,
                                        this may indicate that the device is not connected. In this case all temperature displays remain blank. When HI is displayed, or if OP is displayed as result of temperature going above
                                        150(degrees)C, the actual measured
                                        temperatures are used for temperature
                                        control algorithm.

     3.19.  Device Switches and LED's   Each device temperature display has an
                                        accompanying switch and a green LED. The switch toggles the LED on and off. When the LED is on, the reading of that temperature sensor is used in the temperature control algorithm. If the
                                        LED is off, the displayed value is not
                                        used in the calculation of the average
                                        device temperature, or in determining
                                        the highest or lowest measured
                                        temperatures. The last sensor can not be deselected in ATC mode. The sensors that indicate OP prior to the activation of RF are excluded from temp algorithm in ATC mode and their LED's are OFF.

     3.20.  Auxiliary Temperatures      Displays the temperature readings of the
                                        thermocouples in the passive auxiliary
                                        probe. The auxiliary probe has the same
                                        features as in the device temperatures.

     3.21.  Aux Switches and LED's      Functions similar to the switches and
                                        LED's for the device temperature and
                                        LED's.

     3.22.  LCD Display:                A 40X2 character display used to inform
                                        the user about the status of the
                                        procedure

4. RS-232 Protocol: The format of the data string is 0XXXXXXX0XXXXXXX, with the high bit for the start of packet signal. The protocol is 9600 baud, 8 bits, no parity, 1 stop bit. The 35 byte packet is formatted as follows:

     Byte 0: 80(hex): bit 7 is the start of packet, bits 6-0 are the version number
     Byte 1: 00-7 F: counter, gets incremented by one with each packet then 127 wraps to 0
     Byte 2: mode and status, 3 LO bits are mode, 0=power, 1 =ternp LO, 2=temp AVG, 3=temp HI, bits 3 and 4 are status, 0=standby, 1 =ready, 2= RF ON Bytes 9 & 10: RF time, 14 bit number, units are .10 seconds
     Bytes 11 & 12: impedance, 14 bit number, units are .10 ohms
     Bytes 13 through 24: device temps 1 through 6. 14 bits, .10 degree units Bytes 25 & 26: aux temp 1, Bytes 27,28:aux temp2, Bytes 29 & 30: aux temp
     3. 14 bits, .10 degree units
     Bytes 31 & 32: temperature set point, 14 bits, .10 degree units
     Byte 33: tool thermocouple (TC) selection, bits0 -5 represent TC 1-6, 0 = OFF, 1 = ON
     Byte 34: aux temp selection, bits 0-2 represent TC 1 -3, 0 = OFF, 1 = ON Byte 35: Bits set to "1" if true else "0"
          Bit 0 is set to 0, bit 1 is Track Ablation mode on, bit 2 is target temp reached, bit 3 is target Temp lost, bit 4 is target temp not reached, bit 5 is manual activation, bit 6 is cool down, and bit 7 is RF interrupted.
     Byte 36: Bits set to "1" if true else "0"

          Bit 0 is set to 0, bit 1 is impedance too high, bit 2 is impedance too low, bit 3 is heat sink temp too high, bit 4 is voltage test failure, bit 5, 6, and 7 are set to zero.
     Byte 37: 7 bit checksum, 00 - 7F computed by adding all previous bytes in packet and using the 7 LSB's.

5.   Operational Specifications (poling, refresh rate):   The internal timer is
     configured to generate an interrupt 100 times a second. This interrupt is used to scan the front panel switches, feed the UART any data that is ready to be sent out, update the procedure timer, and read the next thermocouple (each device thermocouple and the cold junction compensation is read 10 times a second. The auxiliary probe temperatures are read 5 times a second).

     Every 10 times through the foreground loop checks the status of the generator, updates the front panel, queues up a packet of data for the serial port (from the processor buffer), resets and checks the watch dog timer, and runs the RF generator loop. During RF generator loop device impedance and split pad impedance are measured and RF power delivery is controlled.

     The thermocouple temperature displays, power delivered display, timer and impedance readings are updated at a rate of once per second. Other displays and LED's are updated in response to button presses and status of the system.

6. Temperature Set Point Control: At the onset of RF energy delivery, the set point temperature is first set to measured temperature. The set point is then increased at the rate of 1(degrees)C per 2.5 seconds until the desired set point temperature is reached.

7. Power Control and Power Ramp-Up: A proportional-derivative (PD) filter is used to generate the change in power demand. The PD filter consists of a proportional term, which is the difference between the desired temperature and the actual temperature multiplied by a constant, and a derivative term, which is the change in temperature error multiplied by a constant. The proportional term forces the temperature towards the target temperature and the derivative term provides damping. The demand is increased if the change in error is increasing and the demand is decreased if the change in error is decreasing.

8.   Machine States:

     The following defines the different states of the procedure:

     . Power up and initial diagnostics
     After initial diagnostic state "STANDBY Mode"
     Automatic Temperature Control mode
     Ready state, Automatic Temperature Control mode
     Power Control mode
     Ready state, Power Control mode
     Track Ablation mode
     Ready state, Track Ablation mode
     RF Active, Automatic Temperature Control mode
     Target Temperature Not Reached state

     Manual Switch Activation state
 .  Target Temperature Reached state
 .  Target Temperature Lost state
 .  RF Active, Power mode
 .  Cool Down state
 .  After Cool Down state
 .  RF Active, Track Ablation mode
 .  RF Interrupted state
 .  Fatal Error state
 .  Soft Error state

     8.1. Power Up and Initial Diagnostics:

          In power up mode the following takes place:

          8.1.1.  LCD displays "SELF TEST, PLEASE WAIT

                                  REV.  X.XX"

          8.1.2.  The beep sounds continuously during the test

          8.1.3.  All segments of the LED displays light up for duration of test

          8.1.4.  All switches are disabled

          8.1.5.  RF LED turns on for the duration of the test

          8.1.6.  TA LED turns on for the duration of the test

          8.1.7. After a successful completion of the test the system goes into after initial diagnostic state

          8.1.8.  The following tests are performed during this period:

                  RAM Test: RAM test is the first power-up test. First the external RAM and then the processor internal RAM are tested. The test is composed of writing alternate 0's and l's in selected addresses and verifying the contents.

                  ROM Test: This is done by calculating a 16 bit CRC for the low and hi parts of the ROM.

                  Voltage Tests: +5V, +12V, -12V, and the high voltage (+36V) are checked. Their values need to be within +/-10% of the nominal.

                  Reference Impedance lest: The internal relays of the RF board are switched to the I 00~ internal reference resistor. A few watts of RF energy are generated and put into this resistor. The resistance is then calculated by reading the current through and the voltage across this resistor. The calculated value should be within +/-10% of the reference resistor value of 100.

                  Heat Sink Temp Test: The temperature of the main transistor heat sink has to be less than 50+5(degrees)C. If not the
                                                  -
                  actions of section 8.1.9 are taken. Once the temperature is less than 50+5(degrees)C, the system exits the power-up test.
                              -

                  Temp Board Cal. Voltage Test: A reference voltage is read through the temp measurement circuitry. This reading has to be within 5% of nominal.

                  Ambient Temp Test: The cold-junction compensation sensor is read. The measured temperature should be between 10-40(degrees)C. If the measured temperature is outside the range the appropriate action is taken as described in table of section 8.1.9. Once the temperature is within the range, the system exits the power-up test.

          8.1.9. If the power up test fails the following happens. To recover, the power needs to be cycled (turn OFF, then ON).


          NOTE:   Due to the nature of the failure, the expected the following table may not result.

----------------------------------------------------------------------------------------------------------------------------
      TEST              BEEP               LED               SWITCHES            RF         TA            LCD DISPLAY
                                        DISPLAYS                                LED        LED
----------------------------------------------------------------------------------------------------------------------------
RAM                      ON                OFF               Disabled           OFF        OFF     "SYSTEM FAILURE 1 TURN
                                                                                                   POWER OFF"
----------------------------------------------------------------------------------------------------------------------------
ROM                      ON                OFF               Disabled           OFF        OFF     "SYSTEM FAILURE 2 TURN
                                                                                                   POWER OFF CRC XXXXX"
----------------------------------------------------------------------------------------------------------------------------
Voltage                  ON                OFF               Disabled           OFF        OFF     "SYSTEM FAILURE 3 TURN
                                                                                                   POWER OFF"
----------------------------------------------------------------------------------------------------------------------------
Reference                ON                OFF               Disabled           OFF        OFF     "SYSTEM FAILURE 4 TURN
Impedance                                                                                          POWER OFF"
(lo limit test)
----------------------------------------------------------------------------------------------------------------------------
Reference                ON                OFF               Disabled           OFF        OFF     "SYSTEM FAILURE 5 TURN
Impedance (Hi                                                                                      POWER OFF"
limit test)
----------------------------------------------------------------------------------------------------------------------------
Heat Sink Temp      ON 1 second                              Disabled           OFF        OFF     "SYSTEM TEMP TOO HIGH"
----------------------------------------------------------------------------------------------------------------------------
Temp Board Cal.          ON                OFF               Disabled           OFF        OFF     "SYSTEM FAILURE 6 TURN
 volt.  test                                                                                       POWER OFF"
----------------------------------------------------------------------------------------------------------------------------
Temp Check          ON 1 second            OFF               Disabled           OFF        OFF     "AMBIENT TEMP OUT OF
                                                                                                   RANGE"
----------------------------------------------------------------------------------------------------------------------------

     8.2.  "Standby" Mode:

           8.2.1.  LCD Displays `SELF TEST COMPLETE"

                   "PRESS RF ON/OFF SWITCH TO CONTINUE"

           8.2.2.  All displays are blank and LED's are OFF

           8.2.3.  All switches are disabled (except for RF ON/OFF)

           8.2.4. Pressing RF ON/OFF puts system into automatic temp control mode

     8.3.  Automatic Temperature Control Mode:

           After successful power up and once RF switch is pressed1 the system defaults to Automatic Temperature Control Mode average of all temperatures as follows:

           8.3.1  LCD displays " TEMP CONTROL: AVERAGE OF ALL"

           8.3.2 If the device is not connected all device temperature LED's are off.

           8.3.3 If the device is plugged in all device sensors are showing the current temperatures, their corresponding LED's are ON, and their switches are enabled. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. The last LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

           8.3.4 The same applies for the passive probe temperature displays, LED's, and switches. LED's are OFF by default.

           8.3.5  RF LED flashes once a second.

           8.3.6  RF switch is enabled.

           8.3.7  TA LED is OFF.

           8.3.8  TA switch is enabled.

           8.3.9 Control Mode display shows A (under default condition), and toggles through A, H, L, and P, sequentially. Every time the mode is changed the buzzer beeps with a short burst.

           8.3.10 The Set Temp display shows 100. The temp switches are enabled. The switch with up arrow increments and the switch with a down arrow decrements the setting in whole units of degree C. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The temp can be set between 50-120(degrees)C.

          8.3.11 Power is defaulted to 150 watts. The power set switches are enabled. The switch with up arrow increments and the switch with a down arrow decrements the setting in whole units of watt. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150 W.

          8.3.12 The Timer displays 10.0. The switch with up arrow increments and the switch with a down arrow decrements the setting in units of 1/10 of a minute. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes. The Manual Timer switch is disabled.

          8.3.13  Power Delivered display shows 1.

          8.3.14  RF Time display shows 0.0 or previously accumulated time.

          8.3.15  Impedance display is live.

          8.3.16 In Automatic Temperature control mode if the mode is changed to L (Control on the lowest temp reading) or H (control on the highest temperature reading) all the above applies with the exception that the LCD display indicates " TEMP CONTROL:
                  LOWEST OF ALL" and

                  TEMP CONTROL:  HIGHEST OF ALL", respectively.

     8.4  Ready State Temp Control Mode:

          When the procedure parameters are in the acceptable range, i.e.; device impedance is in operating range, the system goes into the ready mode and the LCD displays "READY TEMP CONTROL AVERAGE OF ALL", "READY " TEMP CONTROL: LOWEST OF ALL" or "READY TEMP CONTROL: HIGHEST OF ALL". All of the above conditions listed in section 8.3 apply.

     8.5  Power Control Mode:

          8.5.1  LCD displays " POWER CONTROL"

          8.5.2 If the device is not connected all device temperature LED's are off.

          8.5.3 If the device is plugged in all the device sensors are showing the current temperatures, their corresponding LED's are OFF, and their switches are disabled. If a device does not have all six sensors present, the position with no sensor displays OP.

          8.5.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.5.5  RF LED flashes once a second.

          8.5.6  RF switch is enabled.

          8.5.7  TA LED is off.

          8.5.8  TA switch is enabled.

          8.5.9 Control Mode displays P, and can toggle through other modes (P, A, H, and L) sequentially. Every time the mode is changed the buzzer beeps with a short burst.

          8.5.10 The Set Temp display is blank. The temp switches are disabled.

          8.5.11 Power is defaulted to 1 watt. The power set switches are enabled. The switch with up arrow increments and the switch with a down arrow decrements the setting in whole units of watt. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150 W.

          8.5.12 The Timer display shows 10.0. The switch with up arrow increments and the switch with a down arrow decrements the setting in units of 1110 of a minute. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes. The Manual Timer switch is disabled.

          8.5.13 Power Delivered display shows 1.

          8.5.14 RF Time display shows 0.0 or previously accumulated time.

          8.5.15 Impedance display is live.

     8.6  Ready State, Power Control Mode:

          When the procedure parameters are in the acceptable range, i.e.; device impedance is in operating range, the system goes into the ready mode and the LCD displays "READY POWER CONTROL". All of the above conditions listed in section 8.5 apply.

     8.7  Track Ablation Mode:

          Pressing the Track Ablation switch puts the system in Track Ablation mode. The following happens:

          8.7.1  LCD displays "TRACK ABLATION"

          8.7.2  All device temperature LED's are off.

          8.7.3 If the device is plugged in all the device sensors are showing the current temperatures, their corresponding LED's are OFF, and their switches are disabled. If a device does not have all six sensors present, the position with no sensor displays OP.

          8.7.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.7.5  RF LED flashes once a second.

          8.7.6  RF switch is enabled.

          8.7.7  TA LED flashes once a second.

          8.7.8  TA switch is enabled.

          8.7.9 Control Mode display shows C. The Control Mode switch is enabled. Activation of Mode Select switch puts the system back into the mode prior to selection of Track Ablation mode with all the parameters preserved from the last setting. Every time the mode is changed the buzzer beeps with a short burst.

          8.7.10 The Set Temp display is blank. The Set Temp switches are disabled.

          8.7.11 Power is defaulted to 15 watts. The Power Set switches are enabled. The switch with up arrow increments and the switch with a down arrow decrements the setting in whole units of watt. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-25W.

          8.7.12 The Timer display is blank. All three Timer switches are disabled.

          8.7.13 Power Delivered display shows 1.

          8.7.14 RF Time display shows 0.0 or previously accumulated time.

          8.7.15 Impedance display is live.

     8.8  Ready State, Track Ablation Mode:

          When the procedure parameters are in the acceptable range, i.e.; device impedance is in operating range, the system goes into the ready mode and the LCD displays "READY TRACK ABLATION". All of the above conditions listed in section 8.7 apply.

     8.9  RF Active, Automatic Temperature Control Mode:

          8.9.1 Once the RF switch is activated, the system enters the RF active state

                 LCD displays "RF ON    TEMP CONTROL: AVERAGE OF ALL
                         HEATING TO TARGET TEMPERATURE"

          Note:

          For H and L modes, LCD displays:

          "RF ON   TEMP CONTROL: HIGHEST OF ALL
          HEATING TO TARGET TEMPERATURE".   , and
          RF ON    TEMP CONTROL: LOWEST OF ALL
          HEATING TO TARGET TEMPERATURE". All other conditions apply.

          8.9.2  The buzzer beeps for 1 second.

          8.9.3 Device temperature displays are live and their switches are enabled. The LED is ON for the selected sensors. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. The last LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

          8.9.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.9.5  RF LED is on.

          8.9.6  Buzzer beeps with a short burst once every four seconds.

          8.9.7  RF switch is enabled.

          8.9.8  TA LED is off.

          8.9.9  TA switch is disabled.

          8.9.10 Control Mode displays A (under default condition), H, or L. The control mode switch is disabled.

          8.9.11 The Set Temp display shows the set temp. The temp switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The temperature can be set between 50-120(degrees) C.

          8.9.12 Power display shows the setting. The Power Set switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150 W.

          8.9.13 The Timer display shows the set time. The switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-
                  60.0 minutes. The Manual Timer switch is enabled.

          8.9.14  Power Delivered display is live.

          8.9.15  RF Time display counts up in 1/10 minute increments.

          8.9.16  Impedance display is live.

          8.9.17 Once the target temperature is reaches the system enters the TARGET TEMPERATURE REACHED state.

    8.10. Target Temperature Not Reached State:

          In ATC mode if the desired temp is not reached within 10 minutes from the start of RF delivery the following happens:

          8.10.1  LCD displays `READY   TEMP CONTROL:  AVERAGE OF ALL
                      TARGET TEMP NOT REACHED"

          Note:

          For H and L modes, the LCD displays:

          "READY  TEMP CONTROL:  HIGHEST OF ALL
          TARGET TEMP NOT REACHED".  And,
          "READY   TEMP CONTROL:  LOWEST OF ALL
          TARGET TEMP NOT REACHED".  All other conditions apply.

          8.10.2  The buzzer beeps for 1 second.

          8.10.3 Device temperature displays are live and their switches are enabled. The LED is ON for the selected sensors. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. The last LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

          8.10.4 The same applies for the passive probe temperature displays, LED1s, and switches.

          8.10.5  RF LED flashes once a second.

          8.10.6  RF switch is enabled.

          8.10.7  TA LED is OFF.

          8.10.8  TA switch is enabled.

          8.10.9 Control Mode displays A (under default condition), H, or L. The control mode switch is enabled.

          8.10.10 The Set Temp display shows the set temp. The temp switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The temperature can be set between 50-120(degrees)C.

          8.10.11 Power Set display shows the setting. The power set switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150W.

          8.10.12 The Timer displays the set time. The switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes. The Manual Timer switch is disabled.

          8.10.13 Power Delivered display shows 1.

          8.10.14 RF Time display shows accumulated RF time and is frozen.

          8.10.l5 Impedance display is live.

     8.11 Manual Switch Activation state:

          In ATC mode if the Manual Timer Switch is pressed the following happens;

          8.11.1 LCD displays "RF ON TEMP CONTROL: AVERAGE OF ALL MANUAL COUNT DOWN ACTIVATED"

                  Note:

                  For H and L modes the LCD displays:

                  "RF ON    TEMP CONTROL: HIGHEST OF ALL
                   MANUAL COUNT DOWN ACTIVATED".  And,
                  "RF ON    TEMP CONTROL: LOWEST OF ALL
                  MANUAL COUNT DOWN ACTIVATED". All other conditions apply.

          8.11.2  The buzzer beeps for 1 second.

          8.11.3 Device temperature displays are live and their switches are enabled. The LED is ON for the selected sensors. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and their switches are disabled. The last

                  LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

          8.11.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.11.5  RF LED is ON.

          8.11.6  Buzzer beeps with a short burst once every four seconds.

          8.11.7  RF switch is enabled.

          8.11.8  TA LED is OFF.

          8.11.9  TA switch is disabled.

          8.11.10 Control Mode display shows A (under default condition), H or
                  L. The control mode switch is disabled.

          8.11.11 The Set Temp display shows the set temp. The temp switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The temperature can be set between 50-120(degrees) C.

          8.11.12 Power display shows the setting. The power set switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150 W.

          8.11.13 The Timer display counts down. The switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes.

          8.11.14 The Manual Timer switch is disabled.

          8.11.15 Power Delivered display is live.

          8.11.16 RF Time display is live and shows accumulated RF time.

          8.11.17 Impedance display is live.

          8.11.18 Once Timer counts down to zero the system goes into COOL DOWN state.

     8.12 Target Temperature Reached state:

          In ATC mode, once the measured temperature is equal or greater than the target temperature for 15 seconds the system enters the Target Temperature Reached state. The following happens:

          8.12.1. LCD displays `RF ON  TEMP CONTROL: AVERAGE OF ALL
                      TARGET TEMPERATURE REACHED"

                  Note:

                  For H and L modes, the LCD displays:
                  "RF ON TEMP CONTROL: HIGHEST OF ALL TARGET TEMPERATURE REACHED". And,
                  "RF ON  TEMP CONTROL LOWEST OF ALL
                  TARGET TEMPERATURE REACHED".  All other conditions apply.

          8.12.2  The buzzer beeps for 1 second.

          8.12.3 Device temperature displays are live and their switches are enabled. The LED is ON for the selected sensors. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. The last LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

          8.12.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.12.5  RF LED is ON.

          8.12.6  Buzzer beeps with a short burst once every four seconds.

          8.12.7  RF switch is enabled.

          8.12.8  TA LED is OFF.

          8.12.9  TA switch is disabled.

          8.12.10 Control Mode displays A (under default condition), H or L. The control mode switch is disabled.

          8.12.11 The Set Temp display shows the set temp.

          8.12.12 The Set Temp switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short beep from the buzzer. The temp can be set from 50-120(degrees)C.

          8.12.13 Power display shows the setting. The Power Set switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150W.

          8.12.14 The Timer display counts down. The switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes.

          8.12.15 The Manual Timer switch is disabled.

          8.12.16 Power Delivered display is live.

          8.12.17 RF Time display is live and shows accumulated RF time.

          8.12.18 Impedance display is live.

          8.12.19 Once Timer counts down to zero the system goes into COOL DOWN state.

     8.13 Target Temperature Lost state:

          Once the target temperature is reached, if the measured temperature drops below set temperature by more than 5(degrees)C for more than 15 seconds, the system enters Target Temperature Lost state. The following happens:

          8.13.1. LCD displays "RF ON  TEMP CONTROL: AVERAGE OF ALL
                      TARGET TEMPERATURE LOST"

                  Note:

                  For H and L modes, the LCD displays:
                  "RF ON   TEMP CONTROL: HIGHEST OF ALL
                  TARGET TEMPERATURE LOST", and
                  "RF ON   TEMP CONTROL: LOWEST OF ALL
                  TARGET TEMPERATURE LOST". All other conditions apply.

          8.13.2  The buzzer beeps for 1 second.

          8.13.3 Device temperature displays are live and their switches are enabled. The LED is ON for the selected sensors. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. The last LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

          8.13.4 The same applies for the passive probe temperature displays, LED's and switches.

          8.13.5  RF LED is ON.

          8.13.6  Buzzer beeps with a short burst once every four seconds.

          8.13.7  RF switch is enabled.

          8.13.8  TA LED is OFF.

          8.13.9  TA switch is disabled.

          8.13.10 Control Mode displays A (under default condition) H, or L. The control mode switch is disabled.

          8.13.11 The Set Temp display shows the set temp. The Set Temp switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The temperature can be set between 50-120(degrees)C.

          8.13.12 Power display shows the setting. The Power Set switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150W.

          8.13.13 The Timer display shows the remaining time and is frozen. The switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes. The Manual Timer switch is enabled.

          8.13.14 Power Delivered display is live.

          8.13.15 RF Time display is live and shows accumulated RF time.

          8.13.16 Impedance display is live.

          8.13.17 If Temperature is not reached in 10 mm, system goes into target temperature not reached state.

     8.14 RF Active, Power Mode:

          Once the RF switch is activated, the system enters the RF active state:

          8.14.1  LCD displays "RF ON  POWER CONTROL"

          8.14.2  The buzzer beeps for 1 second.

          8.14.3 Device temperature displays are live and their switches are disabled. The LED's are off for all the sensors. If a device does not have all the six sensors present, the position with no sensor displays OP.

          8.14.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.14.5  RF LED is ON.

          8.14.6  Buzzer beeps with a short burst once every four seconds.

          8.14.7  RF switch is enabled.

          8.14.8  TA LED is OFF.

          8.14.9  TA switch is disabled.

          8.14.10 Control Mode displays P. The control mode switch is disabled.

          8.14.11 The Set Temp display is blank. The Set Temp switches are disabled.

          8.14.12 Set Power display shows the setting. The Power Set switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The power can be set between 1-150W.

          8.14.13 The Timer display is live and counts down. The switches are enabled. Every time the setting is increased or decreased the change is accompanied by a short burst from the buzzer. The time can be set between 0-60.0 minutes. The Manual Timer switch is disabled.

          8.14.14 Power Delivered display is live.

          8.14.15 RF Time display counts up in 1/10 minute increments.

          8.14.16 Impedance display is live.

     8.15 Cool Down state:

          In RF power delivery mode, once the Timer counts down to 0.0, the system is entered into Cool Down mode for 30 seconds. The following happens:

          8.15.1  Depending on the mode, LCD displays:

                  "RF OFF  TEMP CONTROL:  AVERAGE OF ALL
                  COOL DOWN CYCLE"  or,
                  "RF OFF  TEMP CONTROL:  HIGHEST OF ALL
                  COOL DOWN CYCLE"  or,
                  "RF OFF  TEMP CONTROL:  LOWEST OF ALL
                  COOL DOWN CYCLE"  or,

                  "RF OFF  POWER CONTROL
                  COOL DOWN CYCLE"

          8.15.2  The buzzer beeps for 1 second.

          8.15.3 Device temperature displays are live and their switches are disabled. The LED is ON for the selected sensors from the previous RF active state (ATC mode). If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. In power mode, the LED's are ON for positions that are not OP.

          8.15.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.15.5  RF LED flashes once a second.

          8.15.6  RF switch is disabled.

          8.15.7  TA LED is OFF.

          8.15.8  TA switch is enabled.

          8.15.9 Control Mode displays the previous mode. The control mode switch is disabled.

          8.15.10 The Set Temp display shows the set temp. The Set Temp switches are disabled.

          8.15.11 Power Set display shows the setting. The Power Set switches are disabled.

          8.15.12 The Timer display counts up from 0.0 to 0.5. The switches are disabled. The Manual Timer switch is disabled.

          8.15.13 Power Delivered display shows 1.

          8.15.14 RF Time display shows accumulated RF time and is frozen. Impedance display is live.

          8.15.5  Impedance display is live.

     8.16 After Cool Down State:

          After the completion of the 30 second Cool Down the system enters the After Cool Down state. The following happens:

          8.16.1  Depending on the mode, LCD displays:

                  "READY  TEMP CONTROL: AVERAGE OF ALL
                  COOL DOWN CYCLE COMPLETE" or,
                  "READY  TEMP CONTROL:  HIGHEST OF ALL
                  COOL DOWN CYCLE COMPLETE" or,
                  "READY  TEMP CONTROL:  LOWEST OF ALL
                  COOL DOWN CYCLE" or,
                  "READY  POWER CONTROL
                  COOL DOWN CYCLE COMPLETE"

          8.16.2  The buzzer beeps for 1 second.

          8.16.3 Device temperature displays are live and their switches are enabled. The LED is ON for the selected sensors. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. (In power mode the switches are disabled and the LED's are off)

          8.16.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.16.5  RF LED flashes once a second.

          8.16.6  RF switch is enabled.

          8.16.7  TA LED is off.

          8.16.8  TA switch is enabled.

          8.16.9 Control Mode displays the previous mode. The control mode switch is enabled.

          8.16.10 The Set Temp display shows the previous set temp (for P mode it is blank and switches are disabled). The Set Temp switches are enabled.

          8.16.11 Power display shows the previous setting. The Power Set switches are enabled.

          8.16.12 The Timer display shows the previous set time. The Timer switches are enabled. The Manual Timer switch is disabled.

          8.16.13 Power Delivered display shows 1.

          8.16.14 RF Time display shows accumulated RF time. The time resets to zero at the onset of the next treatment cycle.

          8.16.15 Impedance display is live.

     8.17 RF Active, Track Ablation Mode:

          When in TA mode, pressing the RF switch puts the system in this mode:

          8.17.1    LCD displays "RF ON  TRACK ABLATION"

          8.17.2    All device temperature LED's are OFF.

          8.17.3 Temp displays show the current temperatures, and their switches are disabled. If a device does not have all six sensors present, the position with no sensor displays OP.

          8.17.4 The same applies for the passive probe temperature displays, LED's, and switches.

          8.17.5    RF LED is ON.

          8.17.6    Buzzer gives two consecutive short beeps every one second.

          8.17.7    RF switch is enabled.

          8.17.8    TA LED is ON.

          8.17.9    TA switch is enabled (turns RF OFF).

          8.17.10 Control Mode display shows C. The Control Mode switch is disabled.

          8.17.11 The Set Temp display is blank. The Set Temp switches are disabled.

          8.17.12 Set Power display indicates the setting. The power set switches are enabled. The switch with up arrow increments and the switch with a down arrow decrements the setting in whole units of watt. The power can be set between 1-25W.
          8.17.13   The Timer display is blank. Timer switches are disabled.

          8.17.14   Manual Timer switch is disabled.

          8.17.15   Power Delivered display is live.

          8.17.16   RF Time display shows the accumulated time and is frozen.

          8.17.17   Impedance display is live.

    8.18  RF Interrupted State:

          8.18.1    RF Interrupted, Track Ablation state:

                    During the RF ON Track Ablation state, if the RF switch or the TA switch is pressed the LCD displays:
                    "READY  TRACK ABLATION

                    RF WAS TURNED OFF"
                    and the system goes into System Ready, Track Ablation state. However, the power setting is the previous setting and not the default setting of 15 Watts.

          8.18.2    RF Interrupted state, Power Control mode:

                    During RF delivery if the RF switch is pressed the RF delivery is interrupted. In Power Control mode the following happens:

                    8.18.2.1    LCD displays:
                                "READY   POWER CONTROL"
                                RF WAS TURNED OFF"

                    8.18.2.2 Device sensors are showing the current temperatures, their corresponding LED's are OFF, and their switches are disabled. If a device does not have all six sensors present, the position with no sensor displays OP.

                    8.18.2.3 The same applies for the passive probe temperature displays, LED's, and switches.

                    8.18.2.4    RF LED flashes once a second.

                    8.18.2.5    RF switch is enabled.

                    8.18.2.6    Track Ablation LED is off.

                    8.18.2.7    Track Ablation switch is enabled.

                    8.18.2.8 Control Mode displays P, and the Control Mode switch is enabled.

                    8.18.2.9 The Set Temp display is blank. The temp switches are disabled.

                    8.18.2.10 Power display shows the previous set power. The power set switches are enabled. The power can be set between 1-150 W.

                    8.18.2.11 The Timer display shows the remaining time and is frozen. The Timer switches are enabled. The Manual Timer switch is disabled.

                    8.18.2.12   Power Delivered display shows 1.

                    8.18.2.13 RF Time display shows accumulated RF time and is frozen.

                    8.18.2.14   Impedance display is live.

          8.18.3  RF Interrupted state, ATC Mode:

                  In ATC mode (A, H, or L), when RF delivery is interrupted the following happens:

                  8.18.3.1   Depending on the mode, the LCD displays:

                             "READY   TEMP CONTROL: AVERAGE OF ALL RF WAS TURNED
                             OFF"
                             "READY   TEMP CONTROL: HIGHEST OF ALL RF WAS TURNED
                             OFF"
                             "READY   TEMP CONTROL: LOWEST OF ALL RF WAS TURNED
                             OFF"

                  8.18.3.2 All the device sensors are showing the current temperatures, their corresponding LED's on the selected sensors are ON. Temp switches are enabled. If a device does not have all the six sensors present, the position with no sensor displays OP, their corresponding LED's are OFF, and the their switches are disabled. The last LED can not be turned off (amongst the active and passive probe sensors, at least one sensor needs to be selected for the ATC).

                  8.18.3.3 The same applies for the passive probe temperature displays, LED's, and switches.

                  8.18.3.4   RF LED flashes once a second.

                  8.18.3.5   RF switch is enabled.

                  8.18.3.6   Track Ablation LED is OFF.

                  8.18.3.7   Track Ablation switch is enabled.

                  8.18.3.8 Control Mode display shows A, H, or L. The mode switch is enabled.

                  8.18.3.9 The Set Temp display shows the set temperature. The Set Temp switches are enabled.

                  8.18.3.10 Power Set shows the previous power setting. The Power Set switches are enabled.

                  8.18.3.11 The Timer displays the remaining time. The Timer switches are enabled. The Manual Timer switch is disabled.

                  8.18.3.12  Power Delivered display shows 1.

                  8.18.3.13 RF Time display shows the accumulated RF time and is frozen.

                  8.18.3.14  Impedance display is live.

     8.19  Fatal Error State:

           A Fatal Error State is a state caused by a system failure at any time after the completion of the initial power-up test. The system can only recover by cycling the power. The following tests are performed:

           Hardware Watch Dog Timer: Every 0.25 second the processor refreshes the watch dog. If this does not happen the RF is disabled. The watch dog status is checked once a second. If the watch dog is tripped, the system halts.

           Voltage Check: The internal voltages are checked once a second as described in sections 8.1.8 and 8.1.9.

           Foreground Loop Test: The foreground loop has to be completed before it can be run again.

           Temp Board Cal. Voltage Test: The Ref voltage through temp signal processing circuitry is read once a second.

           Under this condition the following happens:

           NOTE: Due to the nature of the failure, the expected outcome outlined below may not result

           8.19.1  LCD displays "SYSTEM FAILURE X TURN POWER OFF"

           (Where X is 3 for voltage test and 6 for temp cal. voltage test)

           8.19.2  All device temperature LED's are OFF.

           8.19.3 Device temperature displays are blank, and their switches are disabled.

           8.19.4 Passive probe temperature displays are blank. Their LED's are OFF and switches are disabled.

           8.19.5  RF LED is OFF.

           8.19.6  Buzzer beeps continuously.

           8.19.7  RF switch is disabled.

           8.19.8  Track Ablation LED is OFF.
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            8.19.9   Track Ablation switch is disabled.

            8.19.10 Control Mode display is blank. The control mode switch is disabled.

            8.19.11 The Set Temp display is blank. The temp switches are disabled.

            8.19.12 Set Power display is blank. The Power Set switches are disabled.

            8.19.13 The Stop Timer display is blank. All three Stop Timer switches are disabled.

            8.19.14  Power Delivered display is blank.

            8.19.15  RF Time display is blank.

            8.19.16  Impedance display is blank.

     8.20 Soft Error State: At the completion of the power up test, in addition to the tests mentioned in section 8.19, the system routinely monitors the device impedance and heat sink temperature. The output current is also monitored and is limited to 3.5 Amps by adjusting the output power. This action is internally controlled and does not result in any prompts.

            8.20.1   Impedance Out of Range state:

                     If impedance is out of the allowable range, prior to delivery of RF energy, activation of RF switch keeps the system in the current mode. Additionally the buzzer beeps with three half second beeps and on the second line of the LCD display "IMPEDANCE TOO HIGH" or "IMPEDANCE TOO LOW" is displayed (any existing text on the second line is replaced with the impedance too high or too low message). In this state once the impedance measurement is within the operational range, the impedance too high or too low message is removed from the second line of the LCD and the buzzer beeps once for one second. If correcting the impedance out of range issue makes the system ready for RF delivery, the system goes directly into ready state and the impedance too high or too low message is removed. The acceptable impedance range in all modes is 10-999U.

                     If impedance goes out of the allowable range during RF
                     delivery, the system remains in the current mode with the
                     LCD displaying "RF OFF" on the first line along with the
                     mode display. Additionally on the second line of the LCD
                     "IMPEDANCE TOO HIGH" or "IMPEDANCE TOO LOW" is displayed
                     (any existing text on the second line is replaced with the impedance too high or too low message). The buzzer gives
                     three half second beeps. In this mode once the impedance
                     measurement is within the operational range, the "RF OFF"
                     in the first line is replaced with "READY" and the buzzer
                     beeps once for one second. The second line remains until RF is activated or if the mode is changed.
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          8.20.2    Heat Sink Temperature Test:

                    After the completion of the initial power-up tests, the temperature of the heat sink is routinely measured. If the temperature is above 60(degrees)C the system remains in the current mode with the LCD displaying "RF OFF" on the first line along with the mode display. Additionally on the second line of the LCD "SYSTEM TEMP TOO HIGH" is displayed (any existing text on the second line is replaced with the system temp too high message). The buzzer gives three half second beeps. In this mode once the temperature of the heat sink is less than 50(degrees)C the "RF OFF" in the first line is replaced with "READY" and the buzzer beeps once for one second. The second line of the LCD will be blank.


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DATE:________________________